UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COLOURED (US) INC.
(Name of small business issuer in its charter)

NEVADA	3577	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU
Tel: +44(0)20 7031 1189
Fax: +44(0)20 7031 1199
(Address and telephone number of principal executive offices)

Mr. Lars Brannvall, President
Suite 5.15, 130 Shaftesbury Avenue
London, England W1D 5EU
Tel: +44(0)20 7031 1189
Fax: +44(0)20 7031 1199
(Name, address and telephone number of agent for service)

with a copy to:
Michael H. Taylor, Esq.
Lang Michener LLP
1500 Royal Centre, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Tel: 604-689-9111

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.
____________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
 Securities Act of 1933, please check the following box. [ x ]
____________________

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [           ]
____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [           ]
____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [           ]
____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [           ]
____________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1),(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share	9,898,660 shares	$0.25 per share	$2,474,665	$265

(1) Total represents (i) 4,500,000 shares of common stock issued in connection with a private placement transaction completed by the Registrant on May 31, 2005; (ii) 677,660 shares of common stock issued in connection with a private placement transaction completed by the Registrant on September 30, 2005; (iii) 4,175,000 shares of common stock originally issued in connection with the Registrant’s acquisition of Coloured Industry Limited and subsequently transferred; (iv) 344,000 shares of common stock issued on February 28, 2006 in settlement of a loan owed by the Registrant; and (v) 202,000 shares of common stock issued in connection with a private placement transaction completed by the Registrant on March 13, 2006.

(2) In the event of a stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the most recent sales of shares of the Registrant’s common stock. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ◆, 2006

PROSPECTUS

COLOURED (US) INC.
a Nevada Corporation

9,898,660 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 9,898,660 shares of common stock of Coloured (US) Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in four separate private transactions, as follows:

1.	4,500,000 shares were issued in a private placement transaction that completed on May 31, 2005;

2.	677,660 shares were issued in a private placement transaction that completed on September 30, 2005;

3.

4,175,000 were originally issued upon the completion of our acquisition of Coloured Industry Limited, our wholly-owned United Kingdom subsidiary, on September 30, 2005 and subsequently transferred to the selling shareholders;

4.	344,000 shares were issued upon conversion of $86,000 in loans payable by us on February 28, 2006; and

5.	202,000 shares were issued in a private placement transaction that completed on March 13, 2006.

These transactions are described in this prospectus under “Selling Stockholders.”

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from this offering.

The purchase of the securities offered through this Prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 5 through 11 before buying any of our shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is: ◆, 2006

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE

SUMMARY	1

RISK FACTORS	5

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION	6
As we have a limited operating history, and our ability to commercially exploit our mobile gaming software is untested, we may never earn revenues or achieve profitability	6
As we have yet to establish commercial sales of our mobile games, there is no assurance that we will ever achieve revenues	6
If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.	6
If we are not able to enter into arrangements with gateway owners for the distribution of our mobile games, then our plans to achieve revenues from fees based on SMS text messaging traffic generated by users playing our games will fail	7
We have a history of losses and negative cash flows, which are likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of revenues through SMS text messages sent by players	7
If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.	7
As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail	8
As Lars Brannvall is our sole executive officer and director, we do not have any independent directors on our board of directors who are able to independently and objectively review decisions made by Mr. Branval in his capacity as our sole executive officer and director.	8
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.	8
Our mobile games may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	8
As we anticipate that we will contract out any future software development activities to an independent third party contractor, there can be no assurance that we will be able to continue development work on our mobile games, or that this work will be completed on a timely and cost-effective basis	9
Substantially all our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer	9
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement.	9
If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained	10
If we lose the services of Mr. Lars Brannvall, our sole director and officer, then we may not be able to carry out our plan of operations	10
If government regulations are adopted that impose additional costs or requirements on our ability to provide our SMS messaging solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.	10
RISKS RELATING TO OUR COMMON STOCK	10
We have not paid any dividends, and do not foresee paying dividends in the future	10

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.	10
For reasons outside our control, our stock price may be volatile	11
Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value off an investment in our common stock.	11

FORWARD-LOOKING STATEMENTS	12

USE OF PROCEEDS	12

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

SELLING STOCKHOLDERS	12

PLAN OF DISTRIBUTION	16

TIMING OF SALES	16
NO KNOWN AGREEMENTS TO RESELL THE SHARES	16
OFFERING PRICE	16
MANNER OF SALE	16
SALES PURSUANT TO RULE 144	17
REGULATION M	17
PENNY STOCK RULES	17
EXPENSES OF REGISTRATION	18

LEGAL PROCEEDINGS	18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18

TERM OF OFFICE	19
SIGNIFICANT EMPLOYEES	19
COMMITTEES OF THE BOARD OF DIRECTORS	19
FAMILY RELATIONSHIPS	19
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

CHANGES IN CONTROL	21

DESCRIPTION OF SECURITIES	21

GENERAL	21
COMMON STOCK	21
PREFERRED STOCK	21
DIVIDEND POLICY	22
WARRANTS	22
OPTIONS	22
CONVERTIBLE SECURITIES	22

v

This company’s primary focus is on offering its own mobile services platform to mobile operators to help them host, sell and deliver services to mobile phone users. Their games are offered as an added service	36
Cascata Games Limited	36
“Reversi”	36
SMS Prank (website)	36
Several games	36
EMPLOYEES	37
RESEARCH AND DEVELOPMENT EXPENDITURES	37
SUBSIDIARIES	37

REPORTS TO SECURITY HOLDERS	37

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	37

PLAN OF OPERATIONS	37
PRESENTATION OF FINANCIAL INFORMATION	38
CRITICAL ACCOUNTING POLICIES	39
Development Stage Company	39
Revenue Recognition	39
Foreign Currency Translations	39
RESULTS OF OPERATIONS	39
Revenue	40
Salaries and Wages	40
Travel and Promotion	41
Accounting and Auditing	41
Information Technology	41
Rent	41
Consulting	41
Amortization	41
Loss	42
LIQUIDITY AND CAPITAL RESOURCES	42
Acquisition of Coloured UK	42
Plan of Operations	42
Cash used in Operating Activities	42
Cash from Investing Activities	42
Cash from Financing Activities	42
Going Concern	43
Future Financings	43
Off-Balance Sheet Arrangements	43

DESCRIPTION OF PROPERTIES	43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	43

PURCHASE OF FOUNDER’S SHARES	43
LARS BRANNVALL	43
COLOUR INDUSTRY INC.	44
OUTLANDER MANAGEMENT LTD	44
AZURACLE LTD.	45
DEBONDO CAPITAL INC	45

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	45

NO PUBLIC MARKET FOR COMMON STOCK	45
HOLDERS OF OUR COMMON STOCK	45
RULE 144 SHARES	45

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “Coloured” refers to Coloured (US) Inc. The following summary is not complete, and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock. All dollar amounts refer to US dollars unless otherwise indicated.

SEC refers to the Securities Exchange Commission. Securities Act refers to the Securities Act of 1933, as amended. Exchange Act refers to the Securities Exchange Act of 1934, as amended.

OUR BUSINESS

We are engaged in the business of developing and marketing text messaging and location-based gaming entertainment for use on mobile phones. We have developed or hold the rights to six mobile games (the “Coloured Mobile Games”) designed for use with the Short Message Service (“SMS”) text messaging features of a customer’s mobile phone. These games offer the added feature, if available on a customer’s phone, of location-based services (LBS) allowing the user the capability of interfacing with the Internet to play these games in real-time against another player who is located in the user’s vicinity. In addition, some of the games offer additional online interactivity with other users through community-style websites.

Our plan of operations is to commercialize our Coloured Mobile Games through our wholly-owned subsidiary, Coloured Industry Limited (“Coloured UK”). We plan to commercialize our Coloured Mobile Games using two different approaches. The first is to market our mobile games directly to so-called “gateway owners”, or companies that sell mobile phone products and services to the general public. Gateway owners include wireless network provides (such as Vodafone, Orange, T-Mobile, Sprint) Internet portals (MSN and Lycos) and media companies that publish or distribute products in which mobile services are generally advertised (Bertelsmann and Bonnier). Under this approach, we would earn revenues from a portion of the fees charged by mobile phone companies to their customers for each SMS message sent by their customers in playing our mobile games. The second approach involves selling to third party resellers, who will market our mobile games to gateway owners at their own cost in exchange for a percentage of the fees we would receive from the SMS messages sent by mobile phone users when playing our mobile games. We are presently initiating sales and marketing activities with the objective of commercializing our Coloured Mobile Games and achieving our initial sales. We have not earned revenues to date and, as such, we are presently a development stage company. Further, we cannot provide any assurance to investors that our sales and marketing efforts will be successful.

We were incorporated on April 5, 2005 under the laws of the State of Nevada as Emcor Holdings Inc. We entered into a letter of intent for the acquisition of Coloured Industry Limited (“Coloured UK”) in April 2005. Coloured UK is a company incorporated under the laws of the United Kingdom on May 2, 2003, and which has been engaged in startup operations relating to the initial commercialization of our mobile gaming software since its incorporation. This letter of intent was superseded by the execution of a share exchange agreement between us and the shareholders of Coloured UK in May 2005. We completed our acquisition of Coloured UK on September 30, 2005 for consideration consisting of 12,000,000 shares of our common stock. During the period from our incorporation to the date of our acquisition of Coloured UK, we were engaged in completing our corporate organization and our initial financings. We completed an initial financing through a private placement of our common stock in May 2005. We completed a further private placement of our common stock in September 2005 concurrent with our acquisition of Coloured UK. We changed our name to “Coloured (US) Inc.” on December 8, 2005 to reflect our acquisition of Coloured UK. We are presently engaged in efforts to commercialize our mobile gaming software through our subsidiary, Coloured UK.

Coloured UK originally acquired the rights to commercially exploit five of our six mobile games pursuant to an agency agreement between Coloured UK and The Coloured Industry Technology Partnership, one of our principal shareholders, dated August 6, 2003. We acquired the intellectual property rights underlying these five mobile games from Colour Industry Inc. (“CII”) on February 28, 2006 for total consideration consisting of 6,000,000 shares of our common stock. Coloured UK was assigned the rights to commercially exploit our sixth mobile game pursuant to a letter agreement between Coloured UK and LDC Network Limited dated September 20, 2004. We acquired the intellectual property rights underlying this mobile game from ABS Global Capital Inc. (“ABS Capital”) on February 28, 2006 as well for total consideration consisting of 6,000,000 shares of our common stock concurrent with the acquisition of the five mobile games referred to above. The agency exploitation agreements pursuant to which Coloured UK originally acquired or was assigned its rights to commercially exploit our mobile games were terminated concurrently with our acquisition of these intellectual property rights.

We presently have limited funds with which to pursue our plan of operations to commercialize our mobile games. We have completed private placement financings as part of our corporate organization and as a condition of our acquisition of Coloured UK. While we plan to apply the proceeds of these private placements towards the commercialization of our mobile games, we anticipate that we will require additional funding in order to market and achieve significant sales of our mobile games. We have no current arrangements for any additional financing and there is no assurance that any additional financing will be obtained. You should read the section of this prospectus entitled “Risk Factors” below prior to investing in our common stock. Our principal risks include the following:

  We have only been conducting our business operations for a short period of time, during which period our activities have been limited to organization and development activities, and we have not achieved any revenues to date from our mobile games or from sales of SMS text messages created from users playing our games.

  Our business plan to market and sell our mobile games and to generate revenues from sales of SMS text messages created while playing these games is unproven. Accordingly, there is no assurance that we will be able to commercialize our mobile games and achieve revenues through the marketing and sales efforts that we plan to undertake.

  As we have no revenues and very limited funds, we will require additional funding in order to proceed with our plan of operations and there is no assurance that we will obtain this financing.

  There is no assurance that we will be able to enter into arrangements with mobile operators or other gateway owners in who will license our mobile games for fees based on SMS text messages generated by users playing our games.

  Even if we are successful in obtaining additional financing, there is no assurance that we will achieve revenues that will exceed our operating costs and result in us being able to sustain our business operations and achieve profitability.

As a result of these risks and the other risks described in the “Risk Factors” section of this prospectus, there is a significant risk that our business will fail and you will lose all of our your money if you invest in our common stock.

Our principal executive office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU. Our telephone number is +44(0)20 7031 1189 and our fax number is +44(0)20 7031 1199.

THE OFFERING

The Issuer:	Coloured (US) Inc., a Nevada corporation
The Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus.
Securities Offered by the Selling Stockholders:	The selling stockholders are offering up to 9,898,660 shares of our common stock, par value $0.001 per share.
Offering Price

The selling stockholders will sell the common stock at a price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be approximately $40,000. Refer to “Plan of Distribution”.

Termination of the Offering

The offering will conclude when all of the 9,898,660 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Use of Proceeds:	We will not receive any proceeds from this offering. We will incur all costs associated with the filing of this registration statement and prospectus.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 30,223,660 shares of our common stock issued and outstanding as at June 5, 2006.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

SUMMARY OF FINANCIAL DATA

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our unaudited consolidated interim financial statements for the six months ended March 31, 2006, our audited consolidated financial statements for the years ended September 30, 2005 and 2004 and for the period from inception (April 5, 2005) to August 31, 2005, including the notes to those financial statements. The financial statements are included elsewhere in this prospectus. Effective September 30, 2005, we acquired 100% of the issued and outstanding shares of Coloured UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of Coloured UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of Coloured UK owning the majority of our issued and outstanding shares. Because Emcor Holdings Inc. (now Coloured (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by Coloured UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of Coloured (US) Inc. are included in our consolidated financial statements effective September 30, 2005. Our date of inception is the date of inception of Coloured UK, being May 2, 2003, and our financial statements are presented with reference to the date of inception of Coloured UK. Financial information relating to periods prior to September 30, 2005 is that of Coloured UK. The summarized consolidated financial data should also be read in conjunction with the section entitled “Plan of Operations” beginning on page 37 of this prospectus. All figures are in U.S. funds.

Balance Sheets

	March 31, 2006	September 30, 2005	September 30, 2004
	(Unaudited)	(Audited)	(Audited)

Cash	$26,879	$102,725	$23,606

Total Assets	$48,526	$126,194	$36,222

Total Liabilities	($110,545)	($174,687)	($180,382)

Total Stockholders’ Deficiency	($64,356)	($48,493)	($144,160)

Statements of Operations

				Cumulative from
				inception
	Six months	Year Ended	Year Ended	(May 2, 2003)
	ended March	September	September	to March 31,
	31, 2005	30, 2005	30, 2004	2006

	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenue	$Nil	$Nil	$Nil	$Nil

General and Administrative Expenses	($150,962)	($137,253)	($143,882)	($445,534)

Loss for the Period	($3,154,361)	($137,972)	($144,692)	($3,450,446)

Total Comprehensive Loss for the Period	($3,155,297)	($144,489)	($146,867)	($3,460,465)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

As we have a limited operating history, and our ability to commercially exploit our mobile gaming software is untested, we may never earn revenues or achieve profitability.

We were incorporated on April 5, 2005 and only recently acquired Coloured UK on September 30, 2005. Coloured UK was incorporated in the United Kingdom on May 2, 2003. We only recently acquired the intellectual property underlying our mobile games in February 2006, and we have no experience as the owner of the software. Our operating history is limited, and to date we have been involved primarily in organisational and development activities. We have not earned any revenues to date, and our ability to commercially exploit our mobile games is untested. We had an accumulated deficit of $3,450,446 as at March 31, 2006. Accordingly, there is no assurance that we will ever achieve revenues or profitability.

As we have yet to establish commercial sales of our mobile games, there is no assurance that we will ever achieve revenues.

Our plan of operation is focused on the commercialization of our mobile gaming software. We have not obtained any sales or distribution for our mobile games to date. Further, our business model to earn revenues from a percentage of fees generated by SMS messages generated by users playing our mobile games is unproven in the marketplace. As we have no current revenues or fee generating arrangements, our ability to achieve revenues and future profitability will depend on our ability to successfully market and sell our games. There is no assurance that we will be able to successfully enter into arrangements with gateway owners for the distribution of our mobile games to users that will result in us earning revenues. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the difficulties normally encountered in developing and commercializing new technologies, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. These potential problems include, but are not limited to, the reluctance of mobile gateway operators to accept our business model, the inability of our resellers to sell our games to mobile phone operators, the inability of mobile phone operators to successfully market our games to their customers, and our games not being accepted by mobile phone customers. If we are unsuccessful in addressing these risks, then we will not achieve revenues and our business will most likely fail.

If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

Our plan of operations is to market and sell our mobile games and to generate revenues from sales of SMS text messages created while playing these games. Our planned expenditures over the next year to implement this plan of operations is in excess of our current financial resources. We had cash of $26,879 and a working capital deficit of $83,156 as of March 31, 2006. As a result, we will not be able to fund our operations beyond the end of June 2006 without additional financing. Accordingly, we will require additional financing in order to carry out our plan of operations. We have initiated discussions with a number of our principal shareholders and promoters for the advancement of loans to enable us to continue our business and we are seeking to secure this financing by the end of June 2006. If we are able to secure these loans, we then anticipate that we will pursue equity financings, either through sales of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock, in order to further finance our operations. We presently do not have any arrangements for additional financing in place and there is no assurance that we will be able to arrange for additional financing. If we are not able to arrange for additional financing to cover these additional anticipated expenses, we will not be able to execute our plan of operations with the result that our business may fail and investors may lose a substantial portion or all of their investment. Even if we are able to secure a loan from one of our principal shareholders or promoters, we anticipate that the amount of the financing will not be sufficient to enable us to sustain our business operations significantly beyond the end of the current fiscal year.

If we are not able to enter into arrangements with gateway owners for the distribution of our mobile games, then our plans to achieve revenues from fees based on SMS text messaging traffic generated by users playing our games will fail.

A significant aspect of our business plan involves entering into arrangements, either directly or indirectly through third party resellers, with mobile operators and other “gateway owners” such as mobile operators and other content providers for mobile phones to whom we would license our mobile games for fees based on SMS text messages generated by users playing the games. There is no assurance that gateway owners will enter into these arrangements with us for the distribution of our mobile games. To date, we have approached over thirty gateway owners directly and over an additional twenty gateway owners indirectly through resellers with the objective of securing distribution arrangements, without any success of securing a revenue generating arrangement. We believe that the primary reasons for our lack of success are the facts that we do not have a track record in the industry or any prior sales experience, we do not have personal relationships with the management and employees of the gateway owners and our company does not offer any name brand recognition. We believe that these factors result in a reluctance of gateway owners to enter into arrangements with us, either directly or through our resellers. If we are not able to enter into these arrangements, then our mobile games will not be distributed in order to generate the SMS text messaging traffic from which we plan to earn revenues. Further, even if we are successful in entering into license arrangements with gateway owners, there is no assurance that SMS text messages and corresponding revenues will be generated as our mobile games may not be accepted by users. In this event, we would have to devise a new marketing strategy, with the result that there will be a significantly higher risk that our business will fail.

We have a history of losses and negative cash flows, which are likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of revenues through SMS text messages sent by players.

Since our inception through March 31, 2006, we have incurred aggregate total comprehensive losses of ($3,460,465). For the fiscal year ended September 30, 2005, we had a loss of ($137,972). For the six months ended March 31, 2006, we had a loss of ($3,154,361). There is no assurance that we will be able to successfully commercialize the Coloured Mobile Games to generate revenues, operate profitability or generate positive cash flow in the future. Further, we also expect an increase in development and operating costs as we undertake our plan of operations prior to achieving revenues, of which there is no certainty. Consequently, we expect to incur continued operating losses and net cash outflows until such time as our mobile games gain market acceptance sufficient to generate a commercially viable and sustainable level of revenues. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our products, the unpredictability of when customers will order products, the size of customers’ orders, the demand for our products, and the level of competition and general economic conditions.

If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.

Our operating expenses over the past six months have been approximately $25,000 per month, which includes approximately $20,000 per month in legal and auditing and accounting expenses that we have incurred in connection with the preparation and filing of a registration statement with the Securities and Exchange Commission. While we anticipate that our legal and auditing and accounting expenses will decrease during the balance of the fiscal year, we anticipate that our operating expenses will increase as we undertake our marketing and sales activities in accordance with our plan of operations. We anticipate that our operating expenses will decrease to approximately $15,000 per month over the next twelve months. However, we may find that the costs of carrying out our plan of operations prior to achieving revenues are greater than we anticipate. There is also a risk that legal and auditing and accounting expenses will be greater than anticipated. Increased operating costs will cause the amount of additional financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have less funds with which to carry out our plan of operations with the result that our business may fail.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

As noted in our audited financial statements, we intend to continue funding operations through sales and equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital and other cash requirements for the next fiscal year. Thereafter, we will be required to seek additional funds, either through sales and/or equity financing, to finance our long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. In response to these conditions, our management intends to raise additional funds through future private placement offerings. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In their report on our annual financial statements for the years ended September 30, 2005 and 2004, our independent auditors included explanatory paragraphs expressing doubt about our ability to continue as a going concern. Our auditors noted that we are dependent upon financing to continue operations, have suffered recurring losses from operations and our total liabilities that exceed total assets. As a result, our auditors stated these matters raise substantial doubt about our ability to continue as a going concern. As a result of these factors, we caution investors that there is a substantial risk that our business may fail.

As Lars Brannvall is our sole executive officer and director, we do not have any independent directors on our board of directors who are able to independently and objectively review decisions made by Mr. Branval in his capacity as our sole executive officer and director.

Mr. Lars Brannvall is our sole executive officer and director. Mr. Brannvall is not an independent director and we have no independent directors who may be able to independently and objectively review decisions made Mr. Brannvall, either in his capacity as sole director or in his capacity as the sole member of our senior management. Mr. Brannvall may, as our sole director, approve transactions on behalf of our corporation in which he has a personal interest. We do not have in place any independent directors who would be able to review these conflicts of interest and provide an objective assessment prior to any transaction in which Mr. Brannvall has an interest being approved by our board of directors. Accordingly, there is a risk that Mr. Brannvall may, in his capacity as sole director, approve transactions in which Mr. Brannvall has a personal interest, but that may not be in our best interests or the best interests of our shareholders.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. Our mobile gaming software allows users to play a variety of SMS-based text messages and location-based games on their mobile phones. We expect to experience competition from companies involved in gaming software technology. We have identified the following companies as competitors as they offer SMS mobile games that may be played by our target market: Mikoishi Studios Pte. Ltd., Mopius, Daydream Software AB, Blisterent Entertainment Inc., Cellular Magic S.S., Cascata Games Limited and SMS Prank (a web site). We believe that many, if not all, of these competitors have greater technical, financial, marketing, sales and other resources than we do. As a result, we believe that our competitors will have more resources with which to market and sell their mobile gaming products to mobile gateway owners. We are currently constrained by our lack of financial and marketing resources which reduces our ability to make contact with and secure arrangements with mobile gateway operators. These constraints mean that our competitors may be able to sell their mobile gaming products and secure arrangements with mobile gateway operators who might otherwise be potential customers to us. Further, we cannot guarantee that our technical and knowledge resources will be able to modify our products fast enough to meet customer and market requirements in the face of new and enhanced mobile games that may be offered by competitors. Such competition may reduce our chances of achieving revenues and profitability, and ultimately adversely affect our ability to continue as a going concern.

Our mobile games may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced products to emerging industry standards, and our new products may not be favourably received.

Our mobile gaming software is designed to be distributed seamlessly by mobile operators, and are therefore subject to technology changes and developments that are outside our control. If we are unsuccessful in responding to such changes and developments, the competitiveness of our products will be hurt.

As we anticipate that we will contract out any future software development activities to an independent third party contractor, there can be no assurance that we will be able to continue development work on our mobile games, or that this work will be completed on a timely and cost-effective basis.

We do not have the internal ability to carry out software development work on our products. Accordingly, we anticipate outsourcing future software upgrades and developments on our mobile games to SIA Limited, a private arm’s-length software development company. We do not have any agreements in place with SIA Limited for any current development work. There can be no assurance that SIA will be able to carry out the development work we require when we require it or complete the work on a cost-effective basis. If SIA is unable to carry out our work when we require it or on a cost-effective basis, we will either be forced to find another contractor to provide development services, which may be very difficult to do, or run the risk of not responding to market demands for improvements. This could harm our customer relationships and negatively affect our operating results.

Substantially all our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole director and officer is a resident of the United Kingdom, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our director and officer.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement.

Our success and ability to compete depends to a significant degree on our mobile games. We hold trademarks for all of the Coloured Mobile Games, however, there is a risk that a competitor or other party may allege that our use of these names is a breach of the trademark or other intellectual property rights of the party. We do not have any patent protection that covers the Coloured Mobile Games. Accordingly, the only measures that we believe will be available to us to protect our mobile games will be based upon a combination of trademark, trade secret and copyright law and our ability to ensure confidentiality of the software source codes through non-disclosure agreements. If any of our competitors copies or otherwise gains access to such proprietary technology or software or develops similar technologies independently, our competitive position will be damaged.

While we believe that we have the rights to exploit the Coloured Mobile Games, there is a risk that other persons may bring actions against us claiming that we have infringed on their intellectual property rights, including claims based upon the breach of patent, or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, may be time-consuming and costly to defend or litigate, may divert our attention and resources, may result in the loss of goodwill associated with our trademarks or may require us to make changes to our technologies. We presently do not have sufficient financial resources to defend any litigation that alleges a breach by us of another party’s intellectual property rights.

As a result of these factors, investors should be aware that we may be unable to protect any intellectual property rights that we have or that we will be able to exploit the intellectual property rights that we do have in order to secure a competitive position in the market-place.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our mobile gaming software, we expect to experience growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts, and perform financial and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations, if we are successful in commercializing our mobile games. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

If we lose the services of Mr. Lars Brannvall, our sole director and officer, then we may not be able to carry out our plan of operations.

We will be dependent upon the services of Mr. Lars Brannvall, our sole director and officer, to carry out our plan of operations. The loss of the services of Mr. Brannvall could have a serious effect on our ability to execute our business plan and succeed in commercializing our mobile games. If we should lose the services of Mr. Brannvall, we would be forced to hire another person to manage our business and undertake the implementation of our plan of operations. We do not maintain any ‘key man’ insurance on Mr. Brannvall.

If government regulations are adopted that impose additional costs or requirements on our ability to provide our SMS messaging solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.

Our industry is highly regulated, and both we and our future customers and clients may be affected by changes in regulation of electrical wireless telecommunication devices and SMS messaging. The indirect impact of changes in regulation could affect our business adversely even though the specific regulations do not apply directly to us or our products. Changing governmental regulations may impose new and different requirements with which our mobile games must comply. We have no control over regulations and regulatory change and cannot guarantee that our mobile games will meet the minimum standards as set out by applicable future regulation. Establishing compliance may be costly and time-consuming and our failure to do so could result in our inability to commercialize our mobile games and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our Coloured Mobile Games.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends, and do not foresee paying dividends in the future.

Payment of dividends on the common stock is within the discretion of our board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future. As a result, you will not earn any dividend or other income from an investment in our common stock. Your sole opportunity to profit from an investment in our common stock will be limited to an appreciation in the market value of the shares that you purchase. There is a significant risk that our common stock will not appreciate in value and that a public market in which you can sell any shares that you purchase will not materialize. Accordingly, you may not be able to recover your investment in our common stock.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

For reasons outside our control, our stock price may be volatile.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new mobile gaming products and services by us or our competitors;

  additions or departures of key personnel;

  sales of our common stock;

  our ability to integrate operations, technology, products and services;

  our ability to execute our plan of operation;

  operating results below expectations;

  loss of any strategic partner or relationship;

  industry developments;

  economic and other external factors; and

  period-to-period fluctuations in our financial results.

Because we have a limited operating history with no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value off an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the “penny stock rules” and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, unanticipated technological developments and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expect”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue”, the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell their common stock at the price of $0.25 per share, until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 9,898,660 shares of common stock offered through this prospectus. The selling stockholders acquired these shares of common stock in the following transactions:

1.

certain selling stockholders acquired 4,500,000 shares of our common stock from us at a price of $0.01 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on May 31, 2005;

2.

certain selling stockholders acquired 677,660 shares of our common stock from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on September 30, 2005;

3.

certain selling stockholders acquired 4,175,000 shares of common stock from CII, which shares were originally issued upon the completion of our acquisition of Coloured UK on September 30, 2005; Each of these selling stockholders entered into an investment agreement with CII pursuant to which the stockholder acknowledged and agreed that: (a) the shares had been issued and were being transferred to them without registration under the Securities Act or any state securities laws; (b) the shares were therefore “restricted securities” within the meaning assigned that term in Rule 144 under the Securities Act; (c) the stockholder is not, and was not acquiring the shares for the account or benefit of, a “U.S. person” within the meaning assigned that term in Regulation S under the Securities Act; (d) the stockholder, and any person acting on its behalf, had not engaged in any “directed selling efforts” in connection with the shares within the meaning assigned that term in Regulation S under the Securities Act. These shares were originally part of the 9,947,292 shares of common stock that we issued to CII in exchange for all of CII’s shares in Coloured UK in connection with our acquisition of Coloured UK on September 30, 2005;

4.

certain selling stockholders acquired 344,000 shares of our common stock from us at a deemed issue price of $0.25 per share upon conversion of $86,000 in loans payable, pursuant to Rule 903 of Regulation S of the Securities Act, on February 28, 2006; and

5.

a certain selling stockholder acquired 202,000 shares of our common stock from us at a price of $0.25 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on March 13, 2006.

We have agreed to register the resale of the 344,000 shares issued in the February 28, 2006 debt conversion.

The following table provides, as of June 5, 2006, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. To our knowledge, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

		Total number of
		shares to be	Total shares to	Percent owned
	Shares owned	offered for selling	be owned upon	upon com-
	prior to this	stockholders	completion of	pletion of this
Name of selling Stockholder	offering(2)	account	this offering	offering(1), (2)

Olayinloa A. Balogon	12,000	12,000	-0-	-0-

Anna Maria Blixt	1,000	1,000	-0-	-0-

		Total number of
		shares to be	Total shares to	Percent owned
	Shares owned	offered for selling	be owned upon	upon com-
	prior to this	stockholders	completion of	pletion of this
Name of selling Stockholder	offering(2)	account	this offering	offering(1), (2)
Anita Brannvall(4)	20,000	20,000	-0-	-0-
Ingemar Brannvall(4)	20,000	20,000	-0-	-0-
Lars Brannvall(4)	200,000	200,000	-0-	-0-
Loraine Brannvall(4)	1,000	1,000	-0-	-0-
Maria Brannvall(4)	1,000	1,000	-0-	-0-
Patrick Buhr	5,000	5,000	-0-	-0-
The Outlander Trust (5)	202,000	202,000	-0-	-0-
Janne Molgaard Christensen	750,000	750,000	-0-	-0-
CISA Holdings APS (6)
Beneficial Owner:
Peter Guldberg	340,000	340,000	-0-	-0-
Boris Cooke	1,660	1,660	-0-	-0-
Erin Dawson	36,000	36,000	-0-	-0-
Paul de Belder	1,000	1,000	-0-	-0-
Nasser Elaheebocus	20,000	20,000	-0-	-0-
Annie Foster	1,000	1,000	-0-	-0-
Ruth Foster	1,000	1,000	-0-	-0-
Luz Patricia Galeano	950,000	950,000	-0-	-0-
Thurl Gibbs	36,000	36,000	-0-	-0-
Donna Graham	1,000	1,000	-0-	-0-
Hans Hedlund(4)	1,000	1,000	-0-	-0-
Maria Heed	1,000	1,000	-0-	-0-
Silvia Maria Hernandez	875,000	875,000	-0-	-0-
Tania Hogh	750,000	750,000	-0-	-0-
Thomas Houge	10,000	10,000	-0-	-0-
Seon Bok Hwang	20,000	20,000	-0-	-0-
Mikkel Iversen	750,000	750,000	-0-	-0-
Ulrik Jensen	20,000	20,000	-0-	-0-
Anders Johannesson	12,500	12,500	-0-	-0-
Gwan Taek Jung	15,000	15,000	-0-	-0-
Juhyun Kim	800,000	800,000	-0-	-0-
Yejin Lee	925,000	925,000	-0-	-0-
Zhang Li	12,500	12,500	-0-	-0-
Lars Lindblom	2,000	2,000	-0-	-0-
Jonas Lindqvist	2,000	2,000	-0-	-0-
Hugh Logan	20,000	20,000	-0-	-0-

		Total number of
		shares to be	Total shares to	Percent owned
	Shares owned	offered for selling	be owned upon	upon com-
	prior to this	stockholders	completion of	pletion of this
Name of selling Stockholder	offering(2)	account	this offering	offering(1), (2)
Mika Makelainen	80,000	80,000	-0-	-0-
Joan Malmstrom	750,000	750,000	-0-	-0-
Jonas Maran	2,000	2,000	-0-	-0-
Veronicka Moqvist	5,000	5,000	-0-	-0-
Fredrik Nilsson	5,000	5,000	-0-	-0-
Jan Otto	750,000	750,000	-0-	-0-
Carina Pekkari	1,000	1,000	-0-	-0-
Hans Pekkari	20,000	20,000	-0-	-0-
Lars Pettersson	5,000	5,000	-0-	-0-
Andrés Fernando Ribón	625,000	625,000	-0-	-0-
Gary Shannon	1,000	1,000	-0-	-0-
Anil Sharma	1,000	1,000	-0-	-0-
Daniel Simmons	4,000	4,000	-0-	-0-
Karin Stage	20,000	20,000	-0-	-0-
Niels Stokkendal	750,000	750,000	-0-	-0-
Anna Sundqvist	2,000	2,000	-0-	-0-
Arthur Morgan Wahlby	2,000	2,000	-0-	-0-
Thomas Wikstrom	60,000	60,000	-0-	-0-

(1)	Based on 30,223,660 shares of our common stock issued and outstanding as of June 5, 2006.

(2)

Beneficial ownership is calculated under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

Because a selling stockholder may offer by this prospectus all or some part of the common shares which the selling stockholder holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling stockholder or as to the number of common shares that will be held by a selling stockholder upon the termination of such offering.

(4)

Lars Brannvall is our president and sole director. Ingemar Brannvall is the father of Lars Brannvall. Anita Brannvall is the mother of Lars Brannvall. Maria Brannvall is the sister of Lars Brannvall. Loraine Brannvall is the wife of Lars Brannvall. Hans Hedlund is the cousin of Lars Brannvall.

(5)

The trustees of The Outlander Trust have voting and dispositive control over the shares held by The Outlander Trust. There are two co-trustees of The Outlander Trust, namely Wealth Management Inc. and United Trust Company Limited. The director of Wealth Management Inc. is Laura Mouck. The directors of United Trust Company Limited are Margaret Ferrari, Andrew Cummings, G. Grahame Bollers and Monica Roberts.

(6)	Peter Guldberg has voting and dispositive control over the shares held by CISA Holdings APS and is deemed to be the beneficial owner of these shares.

PLAN OF DISTRIBUTION

TIMING OF SALES

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

NO KNOWN AGREEMENTS TO RESELL THE SHARES

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

OFFERING PRICE

The selling stockholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

MANNER OF SALE

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

SALES PURSUANT TO RULE 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

REGULATION M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

PENNY STOCK RULES

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the SEC, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

EXPENSES OF REGISTRATION

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of June 5, 2006 are as follows:

Name of Director	Age

Lars Brannvall	41

Name of Executive Officer	Age	Office

Lars Brannvall	41	President, Secretary and Treasurer

Mr. Brannvall has not been a director of any reporting company under the Exchange Act or any other publicly traded company. The following describes the business experience of Mr. Lars Brannvall, our sole director and executive officer.

Lars Brannvall is our president, secretary, treasurer and sole director, having been appointed to those roles concurrent with the closing of our acquisition of our subsidiary, Coloured UK on September 30, 2005. Mr. Brannvall has been the managing director of Coloured UK since August 15, 2003, and continues to serve in that capacity. His focus is on our distribution and sales channels, building relationships with mobile operators, portals, media houses, resellers and agents to create new opportunities for the company and its products.

Prior to joining Coloured UK, Mr. Brannvall was the Business Development Manager at LDC Network Limited, a UK-based mobile gaming company, from July 2002 until June 2003. He was also the European Marketing and Business Development Manager for Pricejamieson, a UK-based recruitment consultant, for the period from August 2000 until February 2002. In his career, Mr. Brannvall has over 10 years of experience in sales, marketing and international business development with various companies in the recruitment and hospitality industries, in addition to his experience in the wireless industry. He has a Bachelor of Arts in Business Management and Economics from Orebro University, Sweden.

Mr. Brannvall currently devotes his full-time efforts to our business.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than Lars Brannvall, our president, chief executive officer and sole director.

COMMITTEES OF THE BOARD OF DIRECTORS

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, we will consider seeking suitable candidates for election as directors, and establishing various committees, during the current fiscal year.

FAMILY RELATIONSHIPS

We do not currently anticipate the election or appointment as directors and officers of our company any persons who are related to each other or to our existing officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 5, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers, and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.

	Name and address	Amount and nature	Percentage of
Title of class	of beneficial owner(2)	of beneficial owner	class(1)

Directors and
Officers

Common Stock	Lars Brannvall	1,608,721	5.3%
	46 Buckingham Road
	Brighton, UK
	BN1 3RQ

Common Stock	All executive officers and	1,608,721	5.3%
	directors as a group (one
	person)

5% Shareholders

Common Stock	Colour Industry Inc.(3)	5,772,292	19.1%
	FD ICIC Building,
	Lower Factory Road,
	St. John’s, Antigua

Common Stock	The Coloured Industry	6,000,000	19.9%
	Technology Partnership 2
	LLP(4)
	4 Bedford Road
	London, UK WC1R 4DF

Common Stock	The Mobile Warrior	6,000,000	19.9%
	Technology Partnership LLP(5)
	4 Bedford Road
	London, UK WC1R 4DF

(1)	The percentage of class is based on 30,223,660 shares of common stock issued and outstanding as of June 5, 2006.

(2)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)

All of the shares of Colour Industry Inc. are owned by The Outlander Trust. The trustees of The Outlander Trust have voting and dispositive control over the shares held by The Outlander Trust. There are two co- trustees of The Outlander Trust, namely Wealth Management Inc. and United Trust Company Limited. The director of Wealth Management Inc. is Laura Mouck. The directors of United Trust Company Limited are Margaret Ferrari, Andrew Cummings, G. Grahame Bollers and Monica Roberts.

(4)

The Coloured Industry Technology Partnership 2 LLP is a limited liability partnership comprised of twenty three equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Paul Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Paul Carter exercises voting and investment control over the securities held by The Coloured Industry Technology Partnership 2 LLP.

(5)

The Mobile Warrior Technology Partnership LLP is a limited liability partnership comprised of forty equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Paul Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Paul Carter exercises voting and investment control over the securities held by The Mobile Warrior Technology Partnership LLP.

CHANGES IN CONTROL

We are unaware of any contract, or other arrangement or provision of our articles of incorporation or our by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 5, 2006, there were 30,223,660 shares of our common stock issued and outstanding held by 63 stockholders of record. We have not issued any shares of preferred stock.

COMMON STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

WARRANTS

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants in the future.

OPTIONS

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

CONVERTIBLE SECURITIES

As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our Articles of Incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on April 5, 2005 as Emcor Holdings Inc. under the laws of the state of Nevada. On the date of our incorporation, we appointed Sharon Cocker as our President, Secretary, Treasurer and sole director. Sharon Cocker is also one of our promoters. Ms. Cocker participated in a private placement of our securities on April 8, 2005, purchasing 500,000 shares at a price of $0.001 per share for total proceeds of $500.

We entered into a letter of intent to acquire all of the issued and outstanding shares of Coloured UK on April 18, 2005. The letter of intent contemplated our acquisition of Coloured UK subject to our raising a minimum of $200,000, which was subsequently reduced by amendment to $125,000. In furtherance of this requirement and in order to enable us to negotiate a definitive share purchase agreement, we completed a private placement of 4,500,000 shares of our common stock at a price of $0.01 per share for proceeds of $45,000 on May 31, 2005.

We entered into a definitive share exchange agreement with Coloured UK and the shareholders of Coloured UK, including Mr. Lars Brannvall, our sole director and executive officer, on May 23, 2005, as amended on June 30, 2005. The share exchange agreement originally contemplated a closing date of June 30, 2005. The closing date was extended by agreement in order to provide Coloured UK with more time to obtain necessary corporate approvals and to provide us with more time to raise the required financing.

During the period from our incorporation to the date of our acquisition of Coloured UK, we were engaged in completing our corporate organization and our initial financings. We acquired all of the issued and outstanding shares of Coloured UK pursuant to the share exchange agreement on September 30, 2005 in consideration of the issue of an aggregate of 12,000,000 shares of our common stock to the shareholders of Coloured UK. Upon completion of this share exchange transaction, Mr. Brannvall was issued 1,408,720 shares of our common stock in exchange for his shares in Coloured UK. CII was issued 9,947,292 shares of our common stock. Outlander Management Ltd. (“Outlander Management”), a private corporation that provided administrative services to Coloured UK, was issued 574,992 shares of our common stock. Concurrent with closing, Coloured UK’s managing director, Lars Brannvall, was appointed as our sole executive officer and director to replace Sharon Cocker. CII subsequently transferred 4,175,000 shares to four of the selling shareholders named herein in private transactions.

We completed a private placement of 677,660 shares of our common stock at a price of $0.05 per share on September 30, 2005 for total proceeds of $33,883. This financing completed concurrently with our acquisition of Coloured UK.

On February 28, 2006, we acquired the intellectual property rights to our six mobile games concurrently from CII and ABS Capital by separate asset purchase agreements, both dated January 31, 2006, for total consideration of 12,000,000 shares of our common stock, one-half to each of CII and ABS Capital. Concurrent with the completion of this acquisition, CII transferred 6,000,000 shares of our common stock to The Coloured Industry Technology Partnership 2 LLP as part of its arrangement to re-acquire five of the six mobile games from The Coloured Technology Partnership 2 LLP. At this same time, ABS Capital transferred its 6,000,000 shares of our common stock to The Mobile Warrior Technology Partnership LLP as part of its own arrangement to re-acquire the sixth mobile game from The Mobile Warrior Technology Partnership LLP. Concurrent with these acquisitions, we converted $86,000 in outstanding loans into 344,000 shares of our common stock at a price of $0.25 per share.

On March 13, 2006, we issued 202,000 shares of our common stock in a private placement at a price of $0.25 per share for gross proceeds of $50,500.

Ms. Cocker, Mr. Brannvall, CII and Outlander Management are considered promoters of our company, having taken initiative in organizing our current business.

DESCRIPTION OF BUSINESS

CORPORATE ORGANIZATION

We are a development stage company incorporated on April 5, 2005 under the laws of the State of Nevada as Emcor Holdings Inc. We operate through our wholly-owned subsidiary, Coloured UK. We changed our name to “Coloured (US) Inc.” effective December 8, 2005, to reflect our acquisition of Coloured UK and its business. Coloured UK was incorporated under the laws of England and Wales on May 2, 2003.

OVERVIEW

We are the owner of six mobile games designed to be played on GSM-network mobile phones using the Short Message Service (“SMS”) features of these phones. The SMS short message service refers to an industry adopted standard for sending and receiving text messages to and from mobile telephones and other mobile devices. Our games are played entirely via regular text messages sent back and forth between players via the servers on which our games are stored. Text messages are relatively short and easily translated into virtually any language.

All of our games are multi-player games which allow players to interact with and play against others located in the player’s vicinity. And all of our games support optional value-added features such as location-based services (LBS) where the actual location of each player has an effect of the outcome, and Multimedia Messaging Services (MMS) which facilitates the inclusion of graphics in each text message. Players send their commands to our server by way of text message. Our server receives the messages, integrates the commands within the context of the game being played, and automatically sends responses by text message to each player. Three of our games will utilize support from our website, where players may check their individual playing statistics, view high scores and get tips and strategies on improving their skills. Our mobile games may also be played without the LBS feature for networks which do not support it.

The primary target market for our games are teenage and young adult mobile phone users. Our games have been designed with the objective that they are quick to learn, enjoyable to play and may be played in a relatively short period of time over many sessions. Text messages are relatively short and easily translated into a variety of languages for distribution into major foreign language markets. Each of our games has been fully developed and is ready for commercial deployment. We plan further developments to these games as our future resources permit.

Specifically, we plan to develop software, which players may choose to download onto mobile phones which support the technology, that will enable our games to integrate more advanced graphics and video into our games in a way that will further increase their playability.

We intend to market and distribute our games through a number of different “gateway owners”, or companies that sell mobile phone products and services to the general public. Gateway owners include wireless network providers (such as Vodafone, Orange, T-Mobile, Sprint), Internet portals (MSN and Lycos) and media companies that publish or distribute products in which mobile services are generally advertised (Bertelsmann and Bonnier). To assist us in marketing our games to these gateway owners, we have established and intend to build relationships with various agents and resellers located in Europe, America and Asia whom we intend to partner with to distribute our games worldwide. We intend to expand our dealings to include gateway owners in North America and eventually South America and Australasia. Each of these regions has shown growth in the use of text-messaging among mobile phone users in recent years.

We have not earned revenues to date. Our plan of operations is, as described below, to partner with gateway owners, either directly or indirectly through third party resellers, in the marketing and distribution of our mobile games.

CORPORATE ORGANIZATION OF COLOURED UK

Incorporation

Coloured UK was incorporated in the United Kingdom on May 2, 2003. The founding shareholders of Coloured UK were CII, Outlander Management Ltd. and four businessmen including Lars Brannvall, the managing director of Coloured UK and our sole director and officer. CII is a private Antiguan corporation that is now one of our principal shareholders. Outlander Management is a private corporation that is now one of our shareholders.

Ownership and Licensing of the Coloured Mobile Games

Mobile Warrior

One of our six mobile games, entitled Mobile Warrior, was developed by TrackWell Software, a mobile software development company located in Iceland. TrackWell is a third party that is also at arm’s length to both ourselves and ABS Global Capital Inc. ABS Global Capital Inc. acquired the rights to the Mobile Warrior game in March 2003. ABS Global Capital Inc. subsequently sold the intellectual property rights to Mobile Warrior game to The Mobile Warrior Technology Partnership LLP, also in March 2003. The Mobile Warrior Technology Partnership then entered into an agency exploitation agreement, as described below, with LDC Network (“LDC Network”) on March 31, 2003. LDC Network assigned its rights under that agreement to Coloured UK effective April 2, 2004.

Remaining Games

The five remaining mobile games to which we currently hold the rights were originally developed by BF Studios AB of Sweden (“Blue Factory”). Blue Factory is a third party that is also at arm’s length to both ourselves and CII. CII acquired the five mobile games in March 2003 and subsequently sold the five mobile games to The Coloured Industry Technology Partnership LLP, also in March 2003. The Coloured Technology Partnership LLP then granted a license on August 6, 2003 to Coloured UK to exploit those intellectual property rights.

Each of the licenses held by Coloured UK as described above was terminated on February 28, 2006, upon our acquisition of the games as described below.

Agency Exploitation Agreements

Mobile Warrior

LDC Network entered into an agency exploitation agreement on March 31, 2003 with The Mobile Warrior Technology Partnership LLP. Under the agency exploitation agreement, LDC Network was appointed as the agent of the licensee for the purpose of undertaking the commercial exploitation of the license rights. LDC Network was obligated to carry out the commercial exploitation of the mobile warrior technology platform and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. The Mobile Warrior Technology Partnership LLP agreed to pay to LDC Network an amount equal to 25% of the net profit of the partnership derived from the exploitation of these license rights. LDC Network Limited did not realize any gross income from the exploitation of the mobile warrior technology platform during the term of the agency exploitation agreement.

LDC Network assigned its rights under that agreement to Coloured UK effective April 2, 2004. Coloured UK did not realize any gross income from the exploitation of the mobile warrior technology platform during the balance of the term of the agency exploitation agreement.

The agency exploitation agreement was terminated on February 28, 2006 concurrently with our acquisition of the Mobile Warrior game.

Remaining Games

Coloured UK entered into an agency exploitation agreement on August 6, 2003 with The Coloured Industry Technology Partnership LLP. Under the agency exploitation agreement, Coloured UK was appointed as the agent of the licensee for the purpose of undertaking the commercial exploitation of the license rights. Coloured UK was obligated to carry out the commercial exploitation of the five mobile software games and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. The Coloured Industry Technology Partnership LLP agreed to pay to Coloured UK an amount equal to 25% of the net profit of the partnership derived from the exploitation of these license rights. Coloured UK did not realize any gross income from the exploitation of the mobile warrior technology platform during the term of the agency exploitation agreement. The agency exploitation agreement was terminated on February 28, 2006 concurrently with our acquisition of the intellectual property rights to the five mobile software games.

ACQUISITION OF THE COLOURED MOBILE GAMES

Mobile Warrior

We purchased the intellectual property rights to the Mobile Warrior game from ABS Capital on February 28, 2006 pursuant to an intellectual property asset purchase agreement between us and ABS Capital dated January 31, 2006. This acquisition followed the concurrent re-acquisition by ABS Capital of the Mobile Warrior game from The Mobile Warrior Technology Partnership LLP. We issued 6,000,000 shares of our common stock to ABS Capital in consideration of the transfer to us of the Mobile Warrior game. ABS Capital in turn transferred these 6,000,000 shares of our common stock to The Mobile Warrior Technology Partnership LLP in connection with its concurrent acquisition of the Mobile Warrior game from The Mobile Warrior Technology Partnership LLP. This transfer was completed pursuant in accordance with Rule 903 of Regulation S of the Securities Act of 1933. The Mobile Warrior Technology Partnership LLP is a limited liability partnership that is at arm’s length to ABS Capital Inc. The Mobile Warrior Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions.

Remaining Games

We purchased the intellectual property rights to the remaining five Coloured Mobile Games from CII on February 28, 2006 pursuant to an intellectual property asset purchase agreement between us and CII dated January 31, 2006. This acquisition followed the concurrent re-acquisition by CII of these five mobile games from The Coloured Industry Technology Partnership 2 LLP. We issued 6,000,000 shares of our common stock to CII in consideration of the transfer to us of these five mobile games. CII in turn transferred these 6,000,000 shares of our common stock to The Coloured Industry Technology Partnership 2 LLP in connection with its concurrent acquisition of these five mobile games from The Coloured Industry Technology Partnership 2 LLP. This transfer was completed pursuant in accordance with Rule 903 of Regulation S of the Securities Act of 1933. The Coloured Industry Technology

Partnership 2 LLP is a limited liability partnership that is at arm’s length to CII. The Coloured Industry Technology Partnership 2 LLP became one of our principal shareholders as a result of the completion of these transactions.

Initial Financing of Coloured UK

Coloured UK’s initial corporate activities were funded by CII. Coloured UK entered into a loan agreement dated October 8, 2003 with CII whereby CII agreed to extend a secured loan facility to Coloured UK in the maximum amount of ₤120,000 ($199,211.16, based on the foreign exchange rate on October 8, 2003 of $1.6601: ₤1.0000) . As at April 26, 2005, Coloured UK’s outstanding debt to CII under the secured loan facility was ₤108,450 ($206,722, based on a foreign exchange rate on April 26, 2005 of $1.9062: ₤1.0000) . Coloured UK and CII entered into a debt settlement agreement on April 26, 2005 whereby the outstanding debt was settled by the issuance to CII of 1,075,000 Ordinary A shares in the capital of Coloured UK at a deemed value of ₤0.1009 per share. CII subsequently exchanged these shares for 6,181,121 shares of our common stock upon completion of the share exchange agreement on September 30, 2005.

Outlander Management Contract

Outlander Management entered into a service agreement with Coloured UK on August 4, 2004 whereby Outlander Management provided administrative, legal administration and financial services, and marketing and sales support and advice to Coloured UK. The purpose of the services agreement was to enable Coloured UK to obtain administrative and related services that would enable Coloured UK to pursue its business without incurring all of these costs directly. The administrative services included the use of shared office space. Legal administration services included maintaining Coloured UK’s registered office, providing the services of a company secretary and making statutory filings. Financial services include bookkeeping and maintaining management accounts and statutory accounts. Coloured UK paid to Outlander Management an amount equal to ₤500 per month ($869.65 per month based on a foreign exchange rate on March 31, 2006 of $1.7393: ₤1.0000) in consideration for the provision of these services.

The Outlander management contract was terminated on June 30, 2005, at which time we entered into a new management contract with Azuracle, as described below.

Azuracle Management Contract

We entered into a management contract with Azuracle on July 1, 2005 concurrent with the termination of the Outlander Management service agreement described above. Under the Azuracle management contract, Azuracle provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services. Presently, Azuracle is charging us a monthly management fee of ₤500 per month ($869.65 per month based on a foreign exchange rate on March 31, 2006 of $1.7393: ₤1.0000) . Additional legal administration, financial, marketing and sales, meeting room, stationary and information technology support services are to be provided by Azuracle upon our request, at agreed upon rates.

INDUSTRY BACKGROUND

Text messaging (SMS) was created during the late 1980s to work with GSM (Global System for Mobile Communications), the digital technology which is the basis for most modern cell phones. This technology was defined as the standard in 1989 by the European Telecommunications Standards Institute (ETSI). It is widely believed that the first SMS was sent in December of 1992 from a personal computer to a mobile phone on the Vodafone GSM network in the United Kingdom. In 1994, SMS became a commercially available product to mobile subscribers. Today there are GSM networks in approximately 220 countries worldwide.

In Europe, SMS was quickly adopted as an effective means of communicating between two parties, and as a less expensive alternative to voice calls. The youth market was the fastest adopter of SMS. Mass-market acceptance grew quickly as the user base expanded beyond the youth segment. The European success with SMS-services spread to the rest of the wireless world in the nineties, and was soon adopted in most markets. The last large region to adopt the concept of messaging has been North America, but the growth in numbers of messages sent in the US and Canada has been similar to the European experience. The tremendous growth of SMS around the world is the result of high growth in mobile penetration in most markets, general adoption of the concept among a broad range of user groups and the launch of value-added services. Consumers worldwide have accepted SMS as an alternative to direct voice communication, and the greatest usage of traffic is generated by consumer applications.

SMS has also offered opportunities to strengthen customer loyalty and generate significant additional revenue streams through the development of other SMS services, including personalized ring tones, games and simple information requests such as weather reports.

The mobile gaming market is evolving as many mobile operators are offering third party service providers such as ourselves access to the location of their users in a similar manner that they provided third parties access to their networks for sending SMS text messages or supplying mobile phone ringtones.

Market for the Coloured Mobile Games

Text messaging and game-playing are two of the most popular uses of today’s mobile phones. Recently, mobile phone users have seen the introduction of games that utilize the SMS features of their phones. We believe that the market for location-based SMS mobile gaming is poised for substantial growth. Our multi-player, location-based SMS games are intended to represent the next level in the development of this market. Our games offer users a more interactive experience and the opportunity to become part of an online community.

The Coloured Mobile Games

The Company’s goal is to provide SMS-based mobile entertainment to owners of mobile phones on the GSM networks. Our software consists of multi-player, location based mobile action and role-playing games. We currently own six such mobile games, each of which is fully developed and ready for market. Our mobile games are hosted on two different servers. Mobile Warrior is hosted by agreement on a server owned by TrackWell, the Icelandic company that developed this game. The other five mobile games we own are hosted on our own server which is located in space rented from Internet Border Technologies AB, a Swedish computing services company. These games feature location-based service (LBS) technology which allows users the ability to play the games against other registered players located in the user’s vicinity. The physical location of the user therefore has a direct impact on the ongoing play of the game. The result is a new dimension of interactivity in game play through a web-based community of similar users. A graphical representation of the connections between the servers and a player’s mobile phone is as follows:

LDT (Location Determination Technology) in the diagram refers to software which permits the player to utilize the LBS features of our games. This service is provided to companies providing mobile phone services such as ours. The SMS-C gateway is the connection point between our server and a particular player’s wireless network provider (represented by the GSM Network in the above diagram). The SMS-C gateway provides a number of services, in particular the regulation of the transfer of text messages to mobile phones via the wireless network provider. There are a number of companies that aggregate gateway connections to the SMS-C’s, ensuring a single point of access to a global network of SMS gateways and wireless network providers.

All our games are played entirely by text messages sent between players via our servers, and do not require any software to be downloaded onto a player’s mobile phone. Players do not have any direct communication with each other, protecting each player’s identity and privacy, while still having a completely interactive experience through the game. To illustrate, each player will go through the following series of steps:

1.

Once a player has registered by text message or on the Internet to play a game, they are sent a text message containing the telephone number to the server on which that particular game is stored and a key code for the game. When the player wishes to play, they send a text message through their operator’s network to our server via a phone number provided to the player. The key code indicates what game the player wants to play.

2.

This text message, including LBS information about the player’s location, is received by our server. Depending on what message the player has sent, that player’s location, and the presence and number of other potential players in the vicinity, the server responds accordingly and sends a response to the player’s mobile phone.

3.	This message triggers another message to be sent by the mobile phone user.

The games drive revenue-generation through the use of text messages by the players who are charged by their wireless network provider for the text messages they send, a portion of which we intend to receive by agreement with the gateway owner through which the player registered to play.

Our games have been designed with the objective that they are quick to learn, each requiring only the memorization of a few simple commands which they communicate by text message to our servers, and enjoyable to play. The user can access registration and support information either through their mobile phone or, for most of our games, on the Internet. Several of the games are designed to enable each user to enjoy the added benefit of joining and interacting with a community of users with similar game-playing interests. Our games can also support Multimedia Messaging Service (MMS) technology, which will eventually allow the addition of sound, graphics and even video to our existing games.

Overview of our Games

We currently hold the rights to six mobile multiplayer games, which are briefly described below:

Flirtylizer

Flirtylizer allows a user to send pre-set text messages to another user’s mobile phone to allow chat with another user they know without that other user knowing the identity of the person sending the message. The receiver gets a text message informing him or her that someone they know is flirting with them, and they must correctly guess the sender’s identity in order to have it revealed. Both parties then receive a message confirming that the receiver has correctly guessed the identity of the sender.

Voodolizer

Voodolizer provides a casual spin on the idea behind Flirtylizer. The receiver will get text message “spell” saying that something will happen to their mobile phone (for example, all the phone numbers stored in the receiver’s mobile phone will be deleted) unless the receiver can “throw the spell” by guessing the sender’s identity with a text message. If the guess is correct, both parties are informed that the spell has been lifted.

Banana Battle

Banana Battle is a simple duelling game where players must hit their opponents with a banana by guessing the distance between themselves and their opponents by text message. Players send their guess as to their distance to the other player by text message, with the computer automatically sending back responses after each throw (hit or miss), until one player correctly guesses the distance and hits their opponent, ending the game.

Get Nessie!

Players of Get Nessie! try to become the top ranked scientist by catching the Loch Ness Monster. Doing so requires a player to send text messages containing coordinates for the placement of sonar buoys in the lake in which Nessie lives and analyzing the data that comes back from the server via text message. The lake is full of things other than Nessie, and a player has a choice of several actions they may take with the information received, such as attempting to take pictures of whatever they find or try catching it. Players can check our website at any time to see the latest news on their progress in the hunt.

Mobile Warrior

Mobile Warrior is a battle game set in the Viking era. Players initially register and create a character for the game on our website, choosing their weapons and armour from a list provided. The player then sends a simple text message to our server when they want to play the game. The LBS feature of the game determines what other potential players are located in the sender’s vicinity, and our server communicates this information to the sender by a text message. Players can then choose whom they wish to challenge to a duel by sending a text message back to the server, which then informs the player chosen. That player may then choose whether or not they wish to play at that time. If they decline, they will lose points and drop in the overall ranking of players playing the game. If they accept, the game begins and both players attempt to defeat the other with attack commands sent by text message to the server. Battles generally consist of between five and eight text messages per player. Outcomes depend on a number of factors including each player’s weapons, armour, experience, choice of commands and other such factors.

Players collect points by winning battles, which they may redeem on our website for better weapons and armour. The game is supported by our website on which players can check their ranking against other players, see the results of other battles and change their weapons, armour and other features of their characters.

Hunters & Collectors

Hunters & Collectors is a “soft” battle game where players duel each other with weapons such as sticks and water balloons. It is similar to Mobile Warrior in the manner in which players register and play, but with a less battle-like tone. Players initially register and create a character for the game on our website, and then challenge and battle players in the same manner as with Mobile Warrior. This game is also supported by a website on which players can check their ranking against other players and see the results of other battles.

Development Of Our Mobile Games

Our mobile games were all developed during the period from 2000-2002. Mobile Warrior was developed by TrackWell Software and continues to be hosted on their server by agreement with us, while the others were developed by the Swedish company Blue Factory. Each development company sought distribution for the games they developed. Blue Factory’s games were available in 2001 and 2002 to mobile phone users in Europe through a number of operators including Vodafone, T-Mobile (UK and Germany), Telia (Sweden), i100 (Hong Kong), TIM (Italian), and Sonera Zed (Finland). None of the games achieved widespread commercial success; we believe this was due to a variety of factors, including the lack of an existing LBS infrastructure among mobile operators, the market’s relative unfamiliarity with MMS technology and under-funded marketing efforts.

On April 2, 2004, Coloured UK was assigned an agency exploitation agreement for the intellectual property rights relating to the sixth Coloured Mobile Game, Mobile Warrior. On August 6, 2003, Coloured UK entered into an agency exploitation agreement whereby it undertook to commercially exploit five of the six Coloured Mobile Games on behalf of The Coloured Technology Partnership. Lars Brannvall was hired as managing director of Coloured UK effective August 15, 2003 with a view to establishing a commercially viable sales and marketing plan for the distribution and sales of our mobile games. At the time Coloured UK acquired the rights to exploit our mobile games, the games were fully developed and ready for commercial roll-out.

Current Status of Development and Future Plans

Each of our games is currently fully developed and ready for commercial roll-out.

In 2004, we commissioned SIA Limited, a UK-based software developer, to develop a test version of a software program that could be downloaded onto the mobile phone of anyone playing our Mobile Warrior game. This program utilizes the advanced MMS graphics capabilities that most mobile phones currently support to add graphics to Mobile Warrior. Rather than typing their text messages into their phones, players will be able to choose their commands from a list. Players will also see graphical representations of their characters, and other such features that will enhance their playing experience. The test program was successful, and we intend to add this feature to Mobile Warrior as we secure additional funding.

We also intend to have the most popular of our games translated into languages suitable for other foreign markets once we have secured the necessary funding. Our initial plans call for translations of one or more of the Coloured Mobile Games into Spanish, German and French.

We do not have the internal ability to carry out any software development work on our mobile games should we decide in the future that such work is necessary. We anticipate engaging SIA Limited for any future software development work we might decide to undertake. We presently do not have any agreements with SIA Limited in place for any current or future software development work.

Our Business Model

Our success will depend on our ability to establish a distribution network for our games. Due to the high cost and relatively low efficiency of marketing directly to our target market, we intend to approach gateway owners serving mobile markets, either directly or through third party resellers and agents who will leverage their industry contacts to sell our games in exchange for a portion of the revenues generated from text messages sent in connection with our games. This approach is illustrated below:

While we plan to pursue gateway owners as part of our plan of operations, we are in the early stages of the commercialization of our games. Accordingly, there is no assurance that our business model will be successful. Further, we may elect to change our business model in response to our success or lack of success in pursuing commercialization of our games.

Gateway Owners

Gateway owners include wireless network providers (such as Vodafone, Orange, T-Mobile, Sprint), Internet portals (MSN and Lycos) or other specialized websites which provide content for mobile phone users for which they have revenue-sharing agreements with various wireless network providers (MonsterMob), and a variety of media companies that may produce television programs or publish or distribute newspapers, websites or other forms of media in which mobile products and services are generally advertised (Bertelsmann and Bonnier). In addition to mobile phone service, these gateway owners provide or advertise a wide range of products and services to our target market, including ringtones and games, and in doing so have established themselves as destinations for members of our target market looking for entertainment to use with their mobile phones.

Under our business model, gateway owners would agree to distribute our games through their particular media and would be responsible for the marketing of our games to their customers. If the gateway owner in question is not a wireless network provider, they would also be responsible for setting up the billing arrangements with the wireless network providers they deal with. Gateway owners promote their products and services in a variety of ways. We expect that the primary methods through which our games would be marketed would be print and Internet advertisements. Although we expect that the precise terms of the agreements will vary, our objective is to secure fees that would be not less than 25% of the revenue derived from text messages generated through the playing of our games.

Resellers

Given the early stage of development we are at and because of the time and expense required in marketing directly to gateway owners, we intend to use agents and third party resellers to market our games at their own cost to gateway owners while we build an internal sales force. Under this business model, the goal of our resellers would be to enter into sub-license agreements with gateway owners located in their particular territory. Those sub-license agreements would specify the division of the fees received from each text message sent in connection with our games between the gateway owner and the reseller.

Through Coloured UK, we have entered into a number of reseller agreements with agents and resellers located around the world. Each of these agreements grants the reseller in question non-exclusive rights (unless otherwise specified) to a particular market territory. The agreements also contain standardized terms setting out the rights and obligations of each reseller, and specify any applicable set-up costs and the fees to be paid to Coloured UK by the reseller in connection with the use of our games. All the agreements are for a term of one year from the date they were signed, and are automatically renewed for additional one year periods unless otherwise terminated by either party. Details of the unique terms of the individual agreements are as follows:

1.	Reseller: Tele-Publishing UK Ltd. (also known as G8wave)

Territory: United Kingdom
Fees: Reseller will pay Coloured UK ₤0,05 (USD$0.09 based on a foreign exchange rate on December 31 , 2005 of $1.7185:₤1.0000) per text message sent.

2.	Reseller: iTech Solutions India PVT Ltd

Territory: India and the Indian Subcontinent
Fees: Reseller will pay Coloured UK a fee to be agreed upon per text message sent.

3.	Reseller: Mobiletones Asia Pte Ltd.

Territory: Asia, excluding Singapore
Fees: Reseller will pay Coloured UK 50% of the revenue generated from our mobile games. Coloured UK has the right to reject any sub-license agreement which the reseller proposes to enter into.

4.	Reseller: Nostromo ICT

Territory: Czech Republic

Fees: Reseller will pay Coloured UK 25% of the charge to the customer per text message sent (a minimum of 0,625 CZK (USD$0.03 based on a foreign exchange rate on December 31 , 2005 of $1.7185:₤1.0000) per text message).

5.	Reseller: Mtertainment Korea

Territory: Asia, with exclusivity in Singapore
Fees: Reseller will pay Coloured UK 30% of the revenue generated from our mobile games.

6.	Reseller: Mobile Minds

Territory: Hungary, Slovakia, Czech Republic and Pakistan
Fees: Reseller will pay Coloured UK a fee to be agreed upon per text message sent

7.	Reseller: Net People International Inc.

Territory: Latin America (South & Central America), Mexico and the Caribbean
Fees: Reseller will pay Coloured UK 50% of the revenue generated from our mobile games.

8.	Reseller: Mobilkraft

Territory: Sweden
Fees: Reseller will pay Coloured UK a fee to be negotiated per text message sent.

9.	Reseller: Mocondi Ltd.

Territory: No specific territory.
Fees: Reseller will pay Coloured UK a fee to be agreed upon per text message sent. Coloured UK has the right to reject any sub-license agreement which the reseller proposes to enter into.

10.	Reseller: Voicelock Ltd. (also known as Trust5)

Territory: United Kingdom & Ireland
Fees: Reseller will pay Coloured UK fees generated from our games, to be based upon a model to be agreed upon.

11.	Reseller: Tracebit Ltd.

Territory: Worldwide
Fees: Reseller will pay Coloured UK 50% of the revenue generated from our games.

To date, we have not been successful in generating any revenues from these reseller agreements.

We also have a marketing co-operation agreement through Coloured UK with Ericsson AB under which Ericsson has agreed to provide us with access to their Ericsson Mobility World members network, as well as introductions to potential customers and invitations to participate with them in various marketing events. We have agreed to pay Ericsson 15% of the gross revenues generated from the use of our games by their customers. The agreement was signed on May 14, 2004 and runs for a period of two years with automatic renewals until terminated by either party. We intend to continue seeking such strategic partnerships for the distribution of our games worldwide.

MARKETING STRATEGY

Overview

We plan to implement a sales and marketing strategy with the objective of signing our first distribution agreements with gateway owners for our games. In addition to licensing our games directly to such gateway owners for distribution, we intend to continue our current relationships with various agents and third party resellers to distribute our games to gateway owners with whom they have already established relationships. Once we are able to secure the necessary financing, we plan to begin the process of hiring additional personnel and building an internal sales network for the support of our distribution strategy. There is no guarantee we will secure sufficient funding to build such a network.

Marketing

Our first challenge will be to use our third party resellers to build a base of gamers who play our mobile games. Once this has been achieved, we plan to promote viral marketing efforts with that base of gamers. We recognize that in the gaming community, current players are often the most effective and cost-efficient promoters of the games they enjoy to new players. Because our games are all designed to support multiple players and utilize the concept of gamer communities, we believe they lend themselves very well to this kind of marketing. Our strategy is to encourage gateway owners to use other products and services they promote and sell as prizes for players who successfully encourage others to try our games.

Another cost-effective method of marketing our games is by partnering with resellers to market our games at industry trade shows. These trade shows provide a convenient forum to demonstrate our games to numerous gateway owners as well as explaining to them how our games can be integrated into their current product offering. We expect to have strong support for this idea, as resellers generally seek to offer multi-dimensional product lines appealing to a wide variety of customers at such shows. We have identified trade shows located in a number of European cities in which we would attempt to participate including London, Barcelona, Los Angeles and Singapore.

Pricing and Revenue Generation

Set Up, Adaptation and Installation Costs

We may charge gateway owners fees in connection with the costs of set-up, hosting and maintenance adaptation and installation of our games, as well as for any upgrades of the games or their operations which we may develop in the future. These fees will be dependent on each gateway owner’s environment and requirements. To encourage gateway operators and resellers to offer our games, we do not intend to charge fees which exceed our costs to any large degree.

Revenue-Sharing

We do not anticipate that users of our mobile games will pay us directly to play them, nor is our infrastructure set up to support this. Rather, we will generate revenue through revenue-sharing agreements with gateway operators and resellers based on revenue received by those parties from the text messages generated by players playing our games. There are a number of ways that mobile phone users may be charged for sending text messages while playing our games, but the most common ones will likely be:

1.

Premium SMS (P-SMS): where a gateway owner charges a flat fee per text message sent while playing our games, which fee is generally higher than the cost of text message levied by the wireless network operator; and

2.	Subscription: where a player may send up to an agreed number of text messages during a certain time period, perhaps a week or month, for a set fee.

Our revenue-sharing model is based on SMS messages sent by a player while playing our games, under which we anticipate that we would typically earn a fixed percentage of either the price paid per message or the revenues earned from the number of messages the player is estimated to send during an upcoming time period. These fees are all exclusive of local taxes.

Our Web Site

Our website, www.cimobilegaming.com is intended to provide information on our mobile gaming software solely for gateway owners and resellers/agents, and not for the mobile phone users. We also have a dedicated website for Mobile Warrior, www.mobilewarrior.net, whose players can register to play the game, select and develop their characters and check high scores.

INTELLECTUAL PROPERTY

We own intellectual property rights including trade secrets and copyright relating to the Coloured Mobile Games. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

Trademark Applications

We hold the following trademarks, registered in the United Kingdom, for each of our mobile games:

Game	TM Registration Number	Classes	Filing Date
Banana Battle	2375332	9, 28, 38, 41 and 42	October 7, 2004
Flirtylizer	2375333	9, 28, 38, 41 and 42	October 7, 2004
Get Nessie!	2375334	9, 28, 38, 41 and 42	October 7, 2004
Hunters & Collectors	2375335	9, 28, 38, 41 and 42	October 7, 2004
Voodoolizer	2375336	9, 28, 38, 41 and 42	October 7, 2004
Mobile Warrior	2317126	9, 28, 38, 41 and 42	November 28, 2002

Patents

CII filed for patent protection in the United Kingdom for all of mobile games except for Mobile Warrior as of October 7, 2004. CII was later advised by the UK Patent Office that evidence had been found that the technologies associated with these mobile games appeared to have been in the public domain before the patent applications were filed and that as a result, the patent applications would likely be denied. As a result, a request to withdraw the patent applications was filed effective February 20, 2006. Accordingly, we believe that we will not be able to obtain any patent protection for the Coloured Mobile Games.

COMPLIANCE WITH GOVERNMENT REGULATION

We must abide by regulations imposed by government regulatory authorities in deploying our mobile games. Because our mobile games result only in the creation of SMS messages, we believe we will only be subject to rules and regulations pertaining to mobile messaging. The majority of regulations within the telecommunications industry that apply to mobile messaging are created by industry bodies producing codes of conduct that outline the rules that network operators, content providers, carriers, technology providers and advertisers must adhere to when providing telecommunication services to the public. These codes of conduct generally focus on protecting consumers against unwanted SMS messages being delivered to their mobile devices.

We intend to thoroughly investigate the regulations imposed in each jurisdiction in which we intend to expand our business prior to commencing any marketing efforts in such jurisdiction. In some cases, the cost of compliance with a jurisdiction’s regulations may preclude us from providing our services to customers in such jurisdiction.

COMPETITION

The mobile gaming market is a highly competitive but very fragmented marketplace in which no single company holds a dominant share. We believe technology plays the key role in differentiating the types of games available in this marketplace to be played on a mobile phone. As opposed to graphics-based (non-SMS) games which use software that must be downloaded onto a user’s mobile phone, our focus is on the SMS-based gaming sector. The feature of the Coloured Mobile Games which we believe differentiates them from the majority of the other SMS-based mobile games available on the market is the location-based (LBS) feature that integrates a player’s actual physical location relative to other players into play of the game. Of the SMS-based games currently on the market, we believe that there are at present few competitors that can offer multi-player games with the LBS and MMS features present in the Coloured Mobile Games. The following tables list the companies that we believe to be our key competitors in various parts of the world in which we plan to eventually make the Coloured mobile games available.

SMS –Based Games with LBS Capabilities

Company	Game	Description
Mikoishi Studios	“Gunslinger”	A multi-player western showdown game. Can be seen as in

Pte Ltd.		direct competition with our game “Mobile Warrior”. Currently available only in Singapore.
Mopius	“The Journey”

An adventure game where the player takes the role of a detective finding clues in a virtual world, similar to our “Get Nessie!” game. Available in several languages including English, German and Russian.

Daydream Software AB	“BotFighter”	Another multi-player game. BotFighter was the first LBS mobile game and has been launched in several markets including Sweden and Russia.
Blisterent Entertainment Inc.	“Swordfish” “Torpedo Bay”	A virtual fishing game, similar to our “Get Nessie!” game. A submarine fighting game. Each of these games is available in North America

Unlike the Coloured Mobile Games, each of the games listed in the table above requires the user to first download software to their mobile phone before the game may be played. As a result, each game may not work on all brands and models of mobile phones or all networks.

SMS –Based Games without LBS Capabilities

Company	Game	Description
Cellular Magic S.A	Several games

This company’s primary focus is on offering its own mobile services platform to mobile operators to help them host, sell and deliver services to mobile phone users. Their games are offered as an added service.

Cascata Games Limited	“Reversi”	SMS version of this popular game, it requires the user to first download software to their mobile phone before the game may be played
SMS Prank (website)	Several games	Gives the user the opportunity to send prank SMS messages for which the sender pays by buying credits.

Competitive Strategy

We believe our Coloured Mobile Games and our sales and marketing strategy provide us with several competitive advantages over our competitors which we plan to use to gain market share in this industry.

  As we host the Coloured Mobile Games on our own servers rather than just licensing the software to gateway owners, we anticipate that we will normally able to provide for gateway owners to begin distributing our mobile games within two to three weeks of reaching a distribution agreement with them.

  Our mobile games can be delivered in versions without MMS or LBS functions such that we can expand into markets whose networks do not yet have the technology to support these features, such as China, India and Nigeria. Expansion into these markets is dependent only upon having the text messages used to play the games translated into the appropriate language, which can be done relatively easily given the small number of words actually used in each text message.

  The fact that the Coloured Mobile Games can be played on any GSM phone without the requirement to download unique software (as is the case with most of our competitors) means that we do not require a large technical support division to adapt our mobile games to different types of mobile phones.

  The reseller agreements currently in place between Coloured and our third party resellers are highly flexible and adaptable to the unique mobile telecommunications “culture” of each market. This gives us the ability to provide the appropriate incentives to each reseller to market our games in the most effective manner in that market.

Since the mobile gaming market is highly fragmented, we believe the primary competitive advantage of the Coloured Mobile Games is the ease with which they can be launched in the majority of existing markets. While our mobile games lack the graphic features of many of our competitors, that factor also gives them the advantage of being compatible with many more types of mobile phones and on more networks of differing technological advancement.

While our current size makes it difficult for us to compete with the service and technical support offered by several of our existing competitors, our mobile games and systems are designed to minimize the amount of technical support necessary. We plan to seek strategic partnerships with companies to whom we can outsource these functions. By securing such partnerships, we believe we will be able to offer a competitive level of service and improve our competitive position within the market.

Our primary strategy upon receiving the additional financing we require is to greatly expand our sales and marketing activities by entering agreements with more third party agents and resellers. We believe our profit-sharing model to be very competitive, offering potential agents and resellers an attractive portion of the revenues from SMS fees and any applicable license fees generated by our mobile games.

EMPLOYEES

As of the date of this prospectus, we had one full-time employee, namely Mr. Lars Brannvall, our sole director and executive officer.

RESEARCH AND DEVELOPMENT EXPENDITURES

Since inception in May 2003, Coloured UK has not incurred any development costs to date, as all development work carried out by SIA to develop the test software to integrate MMS graphic features into our Mobile Warrior game was done on a revenue-sharing arrangement. The purpose of the software was to demonstrate the feasibility of adding MMS features to our games.

SUBSIDIARIES

We have one wholly-owned subsidiary, namely Coloured UK.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS

We plan to exploit our mobile games in their present form. While our strategy in each geographic market will vary according to a number of factors including the maturity of the local mobile gaming market and the telecom infrastructure available, our overall objective is to establish greater awareness of our mobile games in each marketplace in order to generate initial revenues. We plan to achieve this objective by undertaking sales and marketing campaigns in each market directed at local gateway owners. We will also continue creating relationships with strategic partners/resellers in different markets where we have few direct contacts. We also anticipate proceeding with the continued enhancement of our mobile games with a view to increasing their features and functionality.

Our plan of operations for the next twelve months is to complete the following objectives within the time periods and within the budgets specified:

1.

We plan to intensify our sales and marketing efforts for our applications and games with the objective of securing sales to gateway owners and entering into further agreements with resellers. We anticipate that marketing activities will be carried throughout the course of the next twelve months. We anticipate that we will spend approximately $7,000 per month on sales and marketing activities during the next twelve months, for a total anticipated expenditure of $84,000. This amount is primarily comprised of the salary we will pay to Lars Brannvall, our sole executive officer and director, who will carry out our marketing activities. Mr. Brannvall is paid a salary of approximately $4,500 per month.

2.

We anticipate spending approximately $20,000 over the next twelve months on the development of new features for our mobile games, which may include one or more of those discussed under the heading “Current Status of Development and Future Plans”.

3.

We anticipate spending approximately $2,000 in ongoing general and administrative expense per month for the next twelve months, for a total anticipated expenditure of $24,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of rent and office services, technical support and hosting services and general office expenses.

4.

We anticipate spending approximately $40,000 in completing this filing of this registration statement and becoming a reporting company under the Securities Exchange Act of 1934. These expenses will consist primarily of professional fees relating to the completion of this offering.

As at March 31, 2006, we had cash reserves of $26,879 and a working capital deficit of $83,156. Our planned expenditures over the next twelve months in the amount of $168,000 will exceed our current cash reserves and working capital. Due to our lack of cash and our working capital deficit, we will not be able to fund our operations beyond the end of June 2006 without additional financing. Further, we anticipate that we will require financing in the amount of approximately $251,000 in order to carry out our plan of operations for the next twelve months and to cover our working capital deficit.

During the twelve month period following the date of this registration statement, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations for one more month without additional financing. We believe that we will require additional financing in order to commercialize our mobile games in order to earn revenues that exceed our operating expenses. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or sales of convertible promissory notes that are convertible into shares of our common stock. We may also seek to obtain additional financing in the forms of loans from our principal shareholders, although none of our shareholders have committed to advance any shareholder loans to us. We plan to approach our principal shareholders with the objective of securing loans by the end of June 2006. Even if we are able to secure a loan from one of our principal shareholders or promoters, we anticipate that the amount of the financing will not be sufficient to enable us to sustain our business operations significantly beyond the end of the current fiscal year. If we do not obtain the necessary additional financing, we will be forced to abandon our plan of operations and our business activities.

PRESENTATION OF FINANCIAL INFORMATION

Effective September 30, 2005, we acquired 100% of the issued and outstanding shares of Coloured UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of Coloured UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of Coloured UK owning the majority of our issued and outstanding shares. Because Emcor Holdings Inc. (now Coloured (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by Coloured UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of Coloured (US) Inc. are included in our consolidated financial statements effective September 30, 2005. Our date of inception is the date of inception of Coloured UK, being

May 2, 2003, and our financial statements are presented with reference to the date of inception of Coloured UK. Financial information relating to periods prior to September 30, 2005 is that of Coloured UK.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establish a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional currency is pounds sterling (“₤”). Our reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

(i)	assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii)	equity at historical rates; and

(iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized as income in the period when it is realized.

RESULTS OF OPERATIONS

The following summary of our results of operations should be read in conjunction with our audited financial statements that are included herein. References to the discussion below to fiscal 2006 are to our current fiscal year which will end on September 30, 2006. References to fiscal 2005 and fiscal 2004 are to our fiscal years ended September 30, 2005 and 2004, respectively. References to the first half of fiscal 2006 and 2005 are to the six month periods ended March 31, 2006 and 2005, respectively.

					Cumulative
					From
					Inception
	Six months	Six months	Year Ended	Year Ended	(May 2, 2003)
	ended March	ended March	September 30,	September 30,	to March 31,
	31, 2006	31, 2005	2005	2004	2006

	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenue	$Nil	$Nil	$Nil	$Nil	$Nil

General and	($150,962)	($72,819)	($137,253)	($143,882)	($445,534)
Administrative
Expenses

					Cumulative
					From
					Inception
	Six months	Six months	Year Ended	Year Ended	(May 2, 2003)
	ended March	ended March	September 30,	September 30,	to March 31,
	31, 2006	31, 2005	2005	2004	2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Salaries and Wages	($1,847)	($29,874)	($45,373)	($49,448)	($104,143)

Accounting and Auditing	($80,510)	($4,697)	($36,819)	($34,280)	($154,068)

Travel	$Nil	($3,027)	($2,382)	($2,624)	($6,248)

Rent	($5,253)	($6,764)	($6,824)	($13,536)	($27,213)

Consulting Fees	($8,862)	($16,216)	($26,497)	($34,800)	($70,159)

Information Technology	($1,926)	($9,406)	($11,839)	($3,998)	($18,296)

Office and Miscellaneous	$39	($1,895)	($1,660)	($3,306)	($5,133)

Legal	($47,856)	($940)	($925)	$Nil	($48,781)

Amortization	($4,669)	$Nil	($4,934)	$Nil	($9,603)

Advertising	$Nil	$Nil	$Nil	($1,890)	($1,890)

Other Expenses

Intellectual Property	($3,000,000)	$Nil	$Nil	$Nil	($3,000,000)

Interest Expense	($3,389)	$Nil	($933)	($810)	($5,116)

Miscellaneous Income (Expense)	($10)	$218	$214	$Nil	$204

Loss for the Period	($3,154,361)	($72,601)	($137,972)	($144,692)	($3,450,446)

Revenue

We have not generated revenues from sales of our Coloured mobile games to date.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Lars Brannvall, our sole executive officer and employee. Effective October 1, 2006, Mr. Brannvall has agreed to not take any salary until such time as we secure an arrangement with a gateway owner to provide our Coloured mobile games and which has the potential to generate earnings for us.

Our salaries and wages decreased to $1,847 for the first half of 2006 compared to $29,874 for the first half of fiscal 2005. The reduction in salaries and wages for the first half of fiscal 2006 compared to the first half of fiscal 2005 resulted primarily from Mr. Brannvall ceasing to draw a salary from us since October 2005. The decrease was also attributable to a decrease in the foreign exchange rate of the U.S. dollar in terms of the Great Britain pound.

Travel and Promotion

Travel and promotion expenses stayed relatively constant at $2,382 in fiscal 2005 compared to $2,624 during fiscal 2004. Our travel and promotion expenses were reduced to zero in the first half of fiscal 2006, down from $3,027 in the first half of fiscal 2005 due to our determination not to conduct sales and marketing and publicity activities during this period.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements. These expenses again stayed relatively constant at $36,819 during fiscal 2005 compared to $34,280 in fiscal 2004. However, these expenses increased substantially from $4,697 in the first half of 2005 to $80,510 in the first half of 2006 as we completed the preparation and audit of our financial statements for fiscal 2005 and the preparation of a registration statement for filing with the SEC.

Information Technology

Information technology expenses increased substantially by $7,841 from $3,998 for fiscal 2004 to $11,839 for fiscal 2005 as a result of our increased overall business activity, including website development and the provision of hosting services for the Coloured Mobile Games. This increase in information technology expenses included amounts attributable to the following: (i) programming and website design services provided by Indika Industries ($4,626); (ii) secure payment services provided by Bango.net ($1,282); and (iii) rental space for our server and related services provided by Internet Border Technologies ($3,693).

Our information technology expenses decreased to $1,926 for the first half of fiscal 2006 from $9,406 for the first half of fiscal 2005 due to the completion of the website design services described above.

Rent

Rent expenses were substantially decreased by $6,712 during fiscal 2005 compared to fiscal 2004. This was attributable to a refund received in July 2005 from Citibase PLC, our former landlord, in the amount of $2,609. Our contract with Citibase was replaced with our agreement with Azuracle in July 2005.

Our rent expenses decreased to $5,253 for the first half of fiscal 2006 compared to $6,764 for the first half of fiscal 2005. The decrease resulted from lower rental costs and a decrease in the foreign exchange rate of the U.S. dollar in terms of the Great Britain pound.

Consulting

Consulting fees decreased from $34,800 in fiscal 2004 to $26,497 in fiscal 2005 owing mainly to our taking over the hosting of our mobile games (other than Mobile Warrior, which is still hosted by TrackWell) from Blue Factory in fiscal 2005.

Consulting fees were down substantially to $8,862 in the first half of fiscal 2006 from $16,216 in the first half of fiscal 2005 due to the elimination of hosting services required from Blue Factory. As well, TrackWell provided certain consulting services related to the hosting of Mobile Warrior in the first half of fiscal 2005.

Amortization

We incurred $4,934 in new amortization expenses in fiscal 2005 as a result of our commencing the amortization of the server and software platform we needed to host and operate the Coloured Mobile Games (excluding Mobile Warrior, which is hosted by agreement with TrackWell). We purchased the server and platform in 2005, and it is slated to be amortized over a three year period. A further $4,669 was incurred in the first half of fiscal 2006 for this purpose.

Intellectual Property

We expensed the intellectual property associated with our Coloured mobile games acquired during the first half of fiscal 2006 due to our determination that the cost of the intellectual property purchased during the current fiscal year does not meet the criteria for capitalization as set out in SFAS No. 86.

Loss

Our loss for fiscal 2005 decreased by $6,720 compared to our loss for fiscal 2004 as a result of our cost controls, particularly through savings resulting from lower office rent costs.

Our loss for the first half of fiscal 2006 increased to $3,154,361 compared to $72,601 for the first half of fiscal 2005 as a result of our increased business activity, particularly our costs attributable to filing a registration statement with the SEC, and the write down of intellectual property that we acquired.

LIQUIDITY AND CAPITAL RESOURCES

We had cash of $102,725 and a working capital deficit of $71,962 at September 30, 2005, compared to cash of $23,606 and a working capital deficit of $3,085 at September 30, 2004. As at March 31, 2006, our cash reserves had declined to $26,879 and our working capital deficit had decreased to $83,156.

Acquisition of Coloured UK

Our acquisition of Coloured UK was originally subject to our raising financing in the amount of $125,000 through a private placement of our common stock. We raised an aggregate of $119,883 in financing in connection with our acquisition of Coloured UK. This financing included (i) a private placement of 677,660 shares of our common stock at a price of $0.05 per share for total proceeds of $33,883, and (ii) a loan of $85,000. We entered into a closing agreement with the shareholders of Coloured UK dated September 30, 2005 whereby the shareholders of Coloured UK agreed to accept completion of these equity and debt financings as satisfaction of the condition precedent for the completion of our acquisition of Coloured UK. The creditor who advanced the $85,000, along with a second creditor who later advanced $1,000, each subsequently converted their loans into 344,000 shares of our common stock upon the completion of our acquisition of ownership of the Coloured Mobile Games on February 28, 2006.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $168,000, as outlined above under the heading “Plan of Operations”. While this amount will be offset by any gross profits that we earn from the Coloured Mobile Games, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve months without our obtaining additional financing. Accordingly, we anticipate that we will require additional financing in order to enable us to sustain our operations for the next twelve months, as outlined above.

Cash used in Operating Activities

We used cash of ($108,723) in operating activities during fiscal 2005 and ($123,356) during the first half of fiscal 2006. Since inception, we have used cash of ($365,103) in operating activities. We have applied cash generated from financing activities to fund cash used in operating activities.

Cash from Investing Activities

We acquired net monetary assets of $127,705 upon completion of our reverse acquisition with Coloured UK. We used cash of ($19,368) during the year ended September 30, 2005, which was attributable to the acquisition of certain rights and technology.

Cash from Financing Activities

CII advanced $206,722 to Coloured UK during the period from inception to September 30, 2005. This amount was converted into shares of Coloured UK on April 26, 2005 which shares were then exchanged for shares of our common stock upon completion of the Share Exchange Agreement on September 30, 2005. As a result, no amount of this loan was outstanding as of September 30, 2005, December 31, 2005 or is currently outstanding.

We obtained a loan of $85,000 in September 2005 in order to enable us to complete our acquisition of Coloured UK. We obtained a further loan of $1,000 in November 2005 for general working capital. Upon the completion of our acquisition of the Coloured Mobile Games, the respective investors agreed to convert these loans into 344,000 common shares of our common stock at $0.25 per share. Accordingly no amount of these loans is currently outstanding.

On March 13, 2006, we issued 202,000 shares of our common stock in a private placement at a price of $0.25 per share for gross proceeds of $50,500.

As at March 31, 2006, we have an amount payable to Outlander Management of $24,085 for management services.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU. We occupy these premises under a contract with Azuracle, which provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services in consideration of a monthly management fee that is presently set at ₤500 ($869.65 based on a foreign exchange rate on March 31, 2006 of $1.7393: ₤1.000) per month.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

PURCHASE OF FOUNDER’S SHARES

Sharon Cocker, our initial director and officer, acquired 500,000 shares of our common stock effective May 31, 2005 at a price of $0.001 per share. Ms. Cocker paid a total purchase price of $500 for these shares.

LARS BRANNVALL

Lars Brannvall is our sole officer and director. Prior to our acquisition of Coloured UK, Mr. Brannvall was the managing director and a shareholder of Coloured UK. Under the share exchange agreement whereby we acquired

Coloured UK as our wholly-owned subsidiary, Mr. Brannvall received 1,408,720 shares in our company in exchange for his shares in Coloured UK. Upon the acquisition of Coloured UK, Mr. Brannvall was appointed to replace Ms. Cocker as our sole officer and director.

Mr. Brannvall provides services as chief executive officer to us under a contract between Mr. Brannvall and Coloured UK dated August 6, 2003. Mr. Brannvall is obligated to devote his full business time to our business. We have agreed to pay to Mr. Brannvall a salary of ₤24,000 per annum. In addition, Coloured UK agreed to issue to Mr. Brannvall up to a maximum of 245,000 ordinary shares of Coloured UK. By agreement, all 245,000 shares were issued to Mr. Brannvall prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,408,720 shares of our common stock upon completion of our acquisition of Coloured UK. No additional shares are issuable to Mr. Brannvall pursuant to his employment contract.

COLOUR INDUSTRY INC.

Coloured UK’s initial corporate activities were funded by CII. Coloured UK entered into a loan agreement dated October 8, 2003 with CII whereby CII agreed to extend a secured loan facility to Coloured UK in the maximum amount of ₤120,000 ($199,211.16, based on the foreign exchange rate on October 8, 2003 of $1.6601: ₤1.0000) . As at April 26, 2005, Coloured UK’s outstanding debt to CII under the secured loan facility was ₤108,450 ($206,722, based on a foreign exchange rate on April 26, 2005 of $1.9062: ₤1.0000) . Coloured UK and CII entered into a debt settlement agreement on April 26, 2005 whereby the outstanding debt was settled by the issuance to CII of 1,075,000 Ordinary A shares in the capital of Coloured UK at a deemed value of ₤0.1009 per share. CII subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on September 30, 2005.

CII was issued 9,947,292 shares of our common stock on September 30, 2005 upon the completion of our acquisition of Coloured UK pursuant to the Share Exchange Agreement. These shares were issued by us in exchange for CII’s shares in Coloured UK. The cost to CII of its shares in Coloured UK was $218,458, being: (i) $206,722 for the shares issued upon the debt settlement, (ii) ₤5,000 ($8,893 based on a foreign exchange rate on December 22, 2003 of $1.7786: ₤1.0000) for the purchase of its initial shares of Coloured UK, and (iii) ₤1,550 ($2,843 based on a foreign exchange rate on April 30, 2004 of $1.8341: ₤1.0000) for a subsequent purchase of shares of Coloured UK. CII subsequently transferred 4,175,000 shares to five of the selling shareholders named herein in private transactions.

We purchased five of our six mobile games from CII on February 28, 2006 pursuant to an intellectual property acquisition agreement between us and CII dated January 31, 2006. This acquisition followed the re-acquisition by CII of the intellectual property for those mobile games from the Coloured Technology Partnership. We issued 6,000,000 shares of our common stock to CII in consideration of these intellectual property assets. CII in turn paid as consideration 6,000,000 shares of our common stock to The Coloured Technology Partnership 2 LLP in connection with the acquisition of these five mobile games from The Coloured Technology Partnership 2 LLP.

Each of these agreements is described in detail above under “Organization Since Incorporation” and “Description of Business – Corporate Organization.”

OUTLANDER MANAGEMENT LTD.

Outlander Management, a private corporation that provided administration services to Coloured UK, was issued 574,992 shares of our common stock on September 30, 2005 in exchange for the shares of Coloured UK held by Outlander Management. The cost to Outlander Management of its shares in Coloured UK was ₤1,000 ($1,834 based on a foreign exchange rate on April 30, 2004 of $1.8341: ₤1.000) .

We paid or accrued the following fees to Outlander Management during 2005 and 2004 in respect of administrative services provided by Outlander Management:

Expense	Year ended September 30, 2005	Year ended September 30, 2004
Accounting	$3,700	$2,678
Legal fees	$925	$Nil
Salaries and Wages	$Nil	$1,785

As at September 30, 2005, we have an amount payable to Outlander Management of $24,405 for management services. This amount had decreased to $24,085 as at March 31, 2006.

AZURACLE LTD.

As at September 30, 2005, we owed $2,644 to Azuracle for rent for the period from July 1 to September 30, 2005. Azuracle is a related party to our company because it had a director in common, namely Ulrik DeBo, with Outlander Management, one of our promoters. This amount had increased to $5,253 as at March 31, 2006. Mr. DeBo was previously, but is no longer, a director of Outlander Management.

Azuracle has agreed to defer the payment of the outstanding amounts which we owe them until such time as we have arranged and received sufficient funding to pay our accrued liabilities.

DEBONDO CAPITAL INC.

As at September 30, 2005, we owed $6,823 to DeBondo for advances made to pay for some of our expenses. DeBondo is a related party to our company because it had a director in common, namely Ulrik DeBo, with Outlander Management, one of our promoters. This amount had decreased to $6,735 as at March 31, 2006 as a result in a decrease in the foreign exchange rate of the U.S. dollar in terms of the Great Britain pound. Mr. DeBo was previously, but is no longer, a director of Outlander Management.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Securities Exchange Act of 1934, as amended. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we had 63 registered stockholders.

RULE 144 SHARES

There are no shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

REGISTRATION RIGHTS

We agreed to register the resale of the 344,000 shares issued in the February 28, 2006 debt conversion. Other than these rights, we have not granted registration rights to the selling stockholders or to any other person.

OPTIONS, WARRANTS AND OTHER CONVERTIBLE SECURITIES

We do not have any common stock subject to outstanding options or warrants, and there are no securities outstanding that are convertible into shares of our common stock.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information as to our president and chief executive officer, Lars Brannvall for the fiscal years ended September 30, 2005 and September 30, 2004. We do not have any other executive officers.

No other compensation was paid to Mr. Brannvall other than the cash and stock option compensation set forth below.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards	Securities Underlying Options/SARS (#)	LTIP payouts ($)
Lars Brannvall	2005 (1) 2004	$40,555 $40,659	Nil Nil	$1,560(2) $2,947(2)	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Comprised of the issuance of ordinary shares of Coloured UK which were subsequently exchanged for 1,408,720 shares of our common stock upon completion of our acquisition of Coloured UK.

(2)	Mr. Brannvall has been our chief executive officer since September 30, 2005.

(3)

Ms. Sharon Cocker was our chief executive officer from April 5, 2005, the date of our incorporation, to September 30, 2005, the date of our acquisition of Coloured UK. We did not pay any compensation to Ms. Cocker during this period.

EMPLOYMENT AGREEMENTS

Lars Brannvall provides his services as managing director to Coloured UK under a contract dated August 6, 2003. Mr. Brannvall is obligated to devote his full business time to our business. We have agreed to pay to Mr. Brannvall a salary of ₤24,000 per annum ($41,244.02 based on a foreign exchange rate on December 31, 2005 of $1.7185: ₤1.000) . In addition, Coloured UK agreed to issue to Mr. Brannvall shares ordinary shares of Coloured UK up to a maximum of 245,000 ordinary shares. By agreement, all 245,000 shares were issued to Mr. Brannvall prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,408,720 shares of our common stock upon completion of our acquisition of Coloured UK. No additional shares are issuable to Mr. Brannvall pursuant to his employment contract.

Effective October 1, 2006, Mr. Brannvall has agreed to not take any salary until such time as we secure an arrangement with a gateway owner to provide our Coloured mobile games and which has the potential to generate earnings for us.

COMPENSATION OF DIRECTORS

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

STOCK OPTION GRANTS

We have never granted any stock options to our directors and officers.

EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

None of our directors or officers exercised any stock options (i) during our fiscal year ended September 30, 2005, or (ii) since the end of our most recent fiscal year on September 30, 2005.

OUTSTANDING STOCK OPTIONS

Our director and officer does not hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

The following financial statements of Coloured (US) Inc. and its predecessors listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

COLOURED (US) INC. (CONSOLIDATED – UNAUDITED)

-	Unaudited interim consolidated balance sheets as at March 31, 2006

-	Unaudited interim consolidated Statements of Changes in Stockholders’ Deficiency for the period from May 2, 2003 to March 31, 2006

-	Unaudited interim consolidated Statements of Operations for the six months ended March 31, 2006 and 2005 and for the period from incorporation (May 2, 2003) to March 31, 2006

-	Unaudited interim consolidated Statements of Cash Flows for the six months ended March 31, 2006 and 2005 and for the period from incorporation (May 2, 2003) to March 31, 2006

-	Notes to Interim Consolidated Financial Statements

COLOURED (US) INC. (CONSOLIDATED - AUDITED)

-	Report of Independent Registered Public Accounting Firm

-	Consolidated Balance Sheets as at September 30, 2005 and 2004

-	Consolidated Statements of Changes in Stockholders’ Deficiency for the period from incorporation (May 2, 2003) to September 30, 2005

-	Consolidated Statements of Operations for the years ended September 30, 2005 and 2004 and for the period from incorporation (May 2, 2003) to September 30, 2005

-	Consolidated Statements of Cash Flows for the years ended September 30, 2005 and 2004 and for the period from incorporation (May 2, 2003) to September 30, 2005

-	Notes to Consolidated Financial Statements

EMCOR HOLDINGS INC. (AUDITED)

-	Report of Independent Registered Public Accounting Firm

-	Audited Interim balance sheet as at August 31, 2005

-	Audited Interim Statement of Changes in Stockholders’ Equity for the period from incorporation (April 5, 2005) to August 31, 2005

-	Audited Interim Statement of Operations for the period from incorporation (April , 2005) to August 31, 2005

-	Audited Interim Statement of Cash Flows for the period from incorporation (April , 2005) to August 31, 2005

-	Notes to Interim Financial Statements

COLOURED (US) INC.

(Doing Business as CI Mobile Gaming)

(Formerly Emcor Holdings Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2006

US FUNDS

(Unaudited)

Coloured (US) Inc.	Statement 1
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheets
US Funds

	As at	As at
	March 31,	September 30,
	2006	2005
ASSETS	(Unaudited)
Current
Cash	$26,879	$102,725
Prepaid expenses	510	-
	27,389	102,725
Rights and Technology (Note 3)	18,800	23,469
	$46,189	$126,194

LIABILITIES
Current
Accounts payable	$38,309	$244
Accrued liabilities	41,331	54,979
Accrued interest (Note 5)	-	505
Promissory notes payable (Note 5)	-	85,000
Due to related parties (Note 7a)	30,905	33,959
	110,545	174,687
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 30,223,660 (September 30, 2005 -
17,677,660) shares - Statement 2 (Note 6)	30,224	17,678
Additional paid-in capital - Statement 2 (Note 6)	3,365,885	238,997
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss - Statement 2	(10,019)	(9,083)
Deficit – Accumulated during the development stage - Statement 2	(3,450,446)	(296,085)
	(64,356)	(48,493)
	$46,189	$126,194

- See Accompanying Notes -

Coloured (US) Inc.	Statement 2a
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency
Shares issued for cash at $0.33
per share - May 2, 2003	6	$1	$1	$-	$-	$2
Loss for the period	-	-	-	(13,421)	-	(13,421)
Foreign currency translation
adjustment	-	-	-	-	(391)	(391)

Balance - September 30, 2003	6	1	1	(13,421)	(391)	(13,810)
Stock split – April 30, 2004	569	-	-	-	-	-
Shares issued for cash at $0.003
per share – December 22, 2003	2,874,365	2,875	6,018	-	-	8,893
Shares issued for cash at $0.003
per share – April 30, 2004	1,466,220	1,466	3,211	-	-	4,677
Shares issued for consulting at
$0.003 per share – August 26,
2004	939,139	939	2,008	-	-	2,947
Loss for the period	-	-	-	(144,692)	-	(144,692)
Foreign currency translation
adjustment	-	-	-	-	(2,175)	(2,175)

Balance - September 30, 2004	5,280,299	5,281	11,238	(158,113)	(2,566)	(144,160)
Shares issued for consulting at
$0.003 per share – November 17,
2004	234,790	235	545	-	-	780
Shares issued for consulting at
$0.003 per share – March 9,
2005	234,791	235	545	-	-	780
Shares issued for consulting at
$0.033 per share – April 26, 2005	68,999	68	2,241	-	-	2,309
Shares issued for debt at $0.033
per share – April 26, 2005	6,181,121	6,181	200,541	-	-	206,722
Loss for the period	-	-	-	(137,972)	-	(137,972)
Foreign currency translation
adjustment	-	-	-	-	(6,517)	(6,517)

Balance - September 30, 2005
- Issued before acquisition	12,000,000	12,000	215,110	(296,085)	(9,083)	(78,058)
Acquisition of Coloured Industry
Limited
- Recapitalization - September 30,
2005 (Note 1)	5,677,660	5,678	23,887	-	-	29,565

Balance - September 30, 2005
- Issued post acquisition	17,677,660	17,678	238,997	(296,085)	(9,083)	(48,493)

- See Accompanying Notes -

Coloured (US) Inc.	Statement 2b
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Deficiency – Continued
US Funds
(Unaudited)

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency
Balance Forward - September 30,
2005
- Issued post acquisition	17,677,660	17,678	238,997	(296,085)	(9,083)	(48,493)
Shares issued in exchange for
debt at $0.25 per share –
February 28, 2006	340,000	340	87,570	-	-	87,910
Shares issued in exchange for
debt at $0.25 per share –
February 28, 2006	4,000	4	1,020	-	-	1,024
Shares issued for CI Technology at
$0.25 per share – February 28,
2006 (Note 4a)	6,000,000	6,000	1,494,000	-	-	1,500,000
Shares issued for Mobile Warrior
Technology at $0.25 per share –
February 28, 2006 (Note 4b)	6,000,000	6,000	1,494,000	-	-	1,500,000
Shares issued for cash at $0.25
per share – March 9, 2006	202,000	202	50,298	-	-	50,500
Loss for the period	-	-	-	(3,154,361)	-	(3,154,361)
Foreign currency translation
adjustment	-	-	-	-	(936)	(936)

Balance – March 31, 2006	30,223,660	$30,224	$3,365,885	$(3,450,446)	$(10,019)	$(64,356)

- See Accompanying Notes -

Coloured (US) Inc.	Statement 3
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Operations
US Funds
(Unaudited)

			Cumulative From
	For the Six	For the Six	Incorporation
	Months Ended	Months Ended	(May 2, 2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
General and Administrative Expenses
Auditing and accounting	$80,510	$4,697	$154,068
Legal	47,856	940	48,781
Consulting fees	8,862	16,216	70,159
Rent	5,253	6,764	27,213
Amortization	4,669	-	9,603
Information technology	1,926	9,406	18,296
Salaries and wages	1,847	29,874	104,143
Office and miscellaneous	39	1,895	5,133
Travel	-	3,027	6,248
Advertising	-	-	1,890
Total General and Administrative Expenses	150,962	72,819	445,534
Loss from Operations	(150,962)	(72,819)	(445,534)
Other Income (Expense)
Intellectual property (Note 4)	(3,000,000)	-	(3,000,000)
Interest expense	(3,389)	-	(5,116)
Miscellaneous income (expense)	(10)	218	204
Loss for the Period	$(3,154,361)	$(72,601)	$(3,450,446)

Loss per Share – Basic and Diluted	$(0.16)	$(0.01)

Weighted Average Shares Outstanding	19,804,627	5,293,193

Comprehensive Loss
Loss for the period	$(3,154,361)	$(72,601)	$(3,450,446)
Foreign currency translation adjustment	(936)	(8,224)	(10,019)
Total Comprehensive Loss for the Period	$(3,155,297)	$(80,825)	$(3,460,465)

Comprehensive Loss per Share	$(0.16)	$(0.02)

- See Accompanying Notes -

Coloured (US) Inc.	Statement 4
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
US Funds
(unaudited)

			Cumulative From
	For the Six	For the Six	Incorporation
	Months Ended	Months Ended	(May 2, 2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Operating
Loss for the period	$(3,154,361)	$(72,601)	$(3,450,446)
Items not involving an outlay of cash:
Amortization	4,669	-	9,603
Shares for consulting services	-	1,561	6,816
Accrued interest	2,429	-	2,429
Intellectual property write down	3,000,000	-	3,000,000
Changes in non-cash working capital items:
Accounts receivable	-	(6,121)	-
Prepaid expenses	(510)	(93)	(510)
Accounts payable	38,065	25,561	38,309
Accrued liabilities	(13,648)	21,534	28,696
	(123,356)	(30,159)	(365,103)

Investing
Acquisition of rights and technology	-	(19,368)	(28,403)
Investment in Tracebit	-	(2,088)	-
Cash acquired on purchase of Emcor
Holdings Inc.	-	-	127,705
	-	(21,456)	99,302
Financing
Advances to related parties	(3,054)	(4,549)	(3,054)
Amounts due to (from) related parties	-	(150,110)	33,959
Convertible loan	1,000	-	1,000
Loan payable to related party	-	203,778	206,722
Share issuances for cash	50,500	-	64,072
Share issuances for debt	-	2,155	-
	48,446	51,274	302,699
Effect of exchange rate changes on cash	(936)	(8,224)	(10,019)
Net Increase (Decrease) in Cash	(75,846)	(8,565)	26,879
Cash - Beginning of period	102,725	23,606	-
Cash - End of Period	$26,879	$15,041	$26,879

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

Please refer to Note 10 for the supplemental schedule of non-cash investing and financing transactions

- See Accompanying Notes -

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

1.	Organization and Going Concern

Organization

Emcor Holdings Inc. (the “Company” or "Emcor") was incorporated on April 5, 2005 under the laws of the State of Nevada. On December 8, 2005, the Company changed its name to Coloured (US) Inc.

By letter of intent dated April 18, 2005 and Share Exchange Agreement ("Agreement") dated May 23, 2005, amended on June 30, 2005 with Coloured Industry Limited ("Coloured"), a United Kingdom corporation, wherein Emcor agreed to issue to the shareholders of Coloured 12,000,000 Emcor shares in exchange for the 2,087,000 shares that constituted all the issued and outstanding shares of Coloured. On September 30, 2005, Coloured completed the reverse acquisition under a Stock Exchange Agreement (“RTO”) with Emcor. Immediately before the date of the RTO, Emcor had 100,000,000 shares authorized and 5,677,660 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,087,000 issued and outstanding shares of common stock of Coloured were exchanged for 12,000,000 shares of Emcor, on an approximately 5.75 to 1 basis.

Immediately after the RTO, the management of Coloured took control of the board and officer positions of Emcor, constituting a change of control. Because the former owners of Coloured gained control of Emcor, the transaction would normally have been considered a purchase by Coloured. However, since Emcor was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Coloured and the issuance of stock by Coloured (represented by the outstanding shares of Emcor) for the assets and liabilities of Emcor. The value of the net assets of Emcor acquired by Coloured is the same as their historical book value, being $29,565. At the date of the acquisition, the balance sheet of Emcor was as follows:

Cash	$97,213
Due from Coloured Industry Limited	30,492
Total Assets	$127,705

Accrued liabilities	$12,635
Accrued interest	505
Promissory note payable	85,000
Total Liabilities	$98,140

Net Assets	$29,565

Coloured was incorporated May 2, 2003 and is a technology and marketing company, headquartered in London, England. The major assets of Coloured are the licenses to market the Mobile Warrior Technology (Note 4b) and Colour Industry Technology (Note 4a).

The Company is a marketer and developer of electronic mobile entertainment services. The Company currently has an agreement for the sale of certain electronic mobile entertainment services for both the private and public sectors.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

1.	Organization and Going Concern - Continued

The Company is targeting owners of mobile phones world-wide, typically in the age range of 14 – 25 years and intends to market its services via a two-channel strategy: the “Direct Users Strategy” and the “Partnership/Re-seller Strategy.” Under the direct users strategy the technology is offered to corporate clients with a customer base of mobile phone owners covering such operations as portals, media houses and TV channels. The partnership/re-seller strategy is focused on establishing a world-wide distribution network through agents who promote the electronic services utilising operators in their local markets. The objective of employing these strategies is to utilise channels that have the ability to reach high volumes of end customers.

Going Concern and Liquidity Considerations

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended September 30, 2006.

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at March 31, 2006, the Company has a working capital deficiency of $83,156, an accumulated deficit of $3,450,446 and has incurred an accumulated operating cash flow deficit of $365,103. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

These interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at September 30, 2005.

Basis of Consolidation

These interim consolidated financial statements include the accounts of Coloured Industry Limited since its incorporation on May 2, 2003 and Coloured (US) Inc. since the reverse acquisition on September 30, 2005 (Note 1). All intercompany balances and transactions have been eliminated.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

2.	Significant Accounting Policies - Continued

Recently Issued Accounting Pronouncements

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge-like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The adoption of SFAS 155 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before January 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”. The Company adopted FAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, financial statements for the periods prior to January 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS No. 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

3.	Rights and Technology

By option agreement dated May 25, 2004, the Company paid, in 2004, $9,035 (GPB 5,000) for an option to acquire a software licence for the mobile platform known as ARTE. The agreed upon purchase price was $44,018 (GBP 25,000). On November 8, 2004, the Company exercised its option and signed an agreement to purchase the license for a reduced consideration of $19,368 (GBP 11,000), which was paid during the year ended September 30, 2005. The Company amortizes the software on a straight- line basis over the estimated useful life of three years as follows:

			Net Book	Net Book
			Value	Value
		Accumulated	March 31,	September 30,
	Cost	Amortization	2006	2005

Rights and Technology	$28,403	$9,603	$18,800	$23,469

4.	Agency Exploitation Agreements and Intellectual Property

a)

By agency exploitation agreement dated August 6, 2003, between the Company and the majority stockholder of the Company, the Company is allowed to use, deal with and exploit the intellectual property rights to use five text message based SMS (Short Messaging Service) software applications, called the “Colour Industry Technology”. On February 28, 2006, the Company purchased the intellectual property and the agency exploitation agreement was cancelled.

By agreement dated January 31, 2006, the Company acquired on February 28, 2006 the Colour Industry Technology by issuing 6,000,000 common shares. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Colour Industry Technology by the majority stockholder. The value assigned was $1,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

b)

By letter of assignment of the agency exploitation agreement dated September 20, 2004 between the Company and a third party, the Company can exploit a technology that provides a location based mobile role-playing game using a SMS, called the “Mobile Warrior Technology”. On February 28, 2006, the Company purchased the intellectual property from a third party and the assignment of agency exploitation agreement was cancelled.

By agreement dated January 31, 2006, the Company acquired on February 28, 2006, from an unrelated third party, the Mobile Warrior Technology by issuing 6,000,000 common shares. The value assigned to the 6,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.25 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

5.	Promissory Notes Payable

a)

During the year ended September 30, 2005, the Company received $85,000 in cash by issuing a promissory note to an unrelated third party. The note bore interest at the US bank prime rate and the note and interest were payable on demand. As at February 28, 2006, there was $2,910 of accrued interest recorded in these financial statements.

b)

During the current period, the Company received $1,000 in cash by issuing a promissory note to an unrelated third party. The note bore interest at the US bank prime rate and the note and interest were payable on demand. As at February 28, 2006, there was $24 of accrued interest recorded in these financial statements.

By agreement dated February 28, 2006, the Company entered into debt conversion agreements whereby the Company agreed to issue 344,000 common shares valued at $0.25 per share in full settlement of the $86,000 promissory notes payable plus related interests.

6.	Capital Stock

a)

All share information presented in these interim consolidated financial statements relating to share transactions taking place prior to September 30, 2005 has been, for clarity, restated to reflect the approximately 5.75 to 1 ratio based upon the 12,000,000 shares issued on September 30, 2005 to acquire the 2,087,000 shares of Coloured Industry Limited.

	b)	In the year of incorporation, the Company issued 6 shares of common stock for total cash consideration of $2.

	c)	During the year ended September 30, 2004, the Company split its stock on a 100 new for 1 old basis.

	d)	During the year ended September 30, 2004, the Company issued 4,340,585 of common stock for a total consideration of $13,570.

e)

During the current period, the Company issued Nil (September 30, 2005 – 469,581) of common stock to the managing director for consulting and employment services (Note 7b). The shares were recorded, at $Nil (September 30, 2005 - $1,560), being the fair value at the time of the issuance.

f)

During the current period, the Company issued Nil (September 30, 2005 – 57,499) of common stock to an unrelated party for six months of public relation services. The shares were recorded at $Nil (September 30, 2005 - $1,923), being the fair value at the time of the issuance.

g)

During the current period, the Company issued Nil (September 30, 2005 – 5,750) of common stock to an unrelated party for six months of consulting services. The shares were recorded at $Nil (September 30, 2005 - $193), being the fair value at the time of issuance.

h)

During the current period, the Company issued Nil (September 30, 2005 – 5,750) of common stock to an unrelated party for consulting services. The shares were recorded at $Nil (September 30, 2005 - $193), being the fair value at the time of issuance

	i)	By agreement dated April 26, 2005, the Company issued 6,181,121 common shares in full settlement of $206,722 of debt owed to the majority shareholder.

j)

On February 28, 2006, the Company issued 6,000,000 common shares to acquire the Colour Industry Technology from a related party. The value assigned was $1,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party (Note 4a).

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

6.	Capital Stock - Continued

k)

On February 28, 2006, the Company issued 6,000,000 common shares to acquire the Mobile Warrior Technology. The value assigned to the 6,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.25 per share (Note 4b).

	l)	By agreement dated February 28, 2006, the Company issued 344,000 in full settlement of $86,000 of promissory notes payable plus related interests (Note 5).

	m)	By agreement dated March 9, 2006, the Company issued 202,000 shares to The Outlander Trust for total cash consideration of $50,500.

	n)	There were no warrants or stock options granted during the current period and none were outstanding as at March 31, 2006 and September 30, 2005.

7.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

a)

The amounts due to related parties of $30,905 (September 30, 2005 - $33,959) are non-interest bearing and due on demand. Included in amounts due to related parties are $ 24,085 (September 30, 2005 - $24,405) owing to a corporate shareholder, $85 (September 30, 2005 - $87) owing to the Managing Director, and $6,735 (September 30, 2005 - $6,823) and Nil (September 30, 2005 - $2,644) owing to two separate companies with directors in common with a corporate shareholder of the Company.

b)

By employment agreement dated August 15, 2003 and amended July 20, 2004, the Company agreed to pay to the Managing Director $38,450 (GBP24,000) per annum plus 234,785 shares every three months to a maximum of 1,408,721 common shares. When the Company accepted a take- over offer, the balance of the 1,408,721 shares were issued. During the current period, $1,800 (March 31, 2005 - $27,559) was paid to the Managing Director, of which $1,800 (March 31, 2005 - $25,998) was in cash and $Nil (March 31, 2005 - $1,561) was in share consideration.

	c)	During the current period the Company paid or accrued the following fees:

		i)	$Nil (March 31, 2005 - $752) for accounting and $Nil (March 31, 2005 - $940) for legal to a company that is a corporate shareholder of the Company; and

		ii)	$5,253 (March 31, 2005 - $Nil) for rent to a company with a director in common with a corporate shareholder of the Company.

	d)	By agreement dated January 31, 2006, the Company acquired on February 28, 2006, from its majority stockholder, the Colour Industry Technology by issuing 6,000,000 common shares (Note 4a).

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

8.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $332,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $369,000 which may be carried forward until 2026 and used to reduce taxable income of future years.

Details of future income tax assets:

	March 31,	September 30,
Future income tax assets:	2006	2005
Net operating losses	701,000	345,800
Effective US and UK corporate tax rates	32%	31%
Non-capital tax loss	$224,823	$105,775
Valuation allowance	(224,823)	(105,775)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

9.	Segmented Information

Details on a geographic basis as at March 31, 2006 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$27,889	$20,637	$48,526
Loss for the period	$(35,597)	$(3,118,764)	$(3,154,361)

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$28,981	$97,213	$126,194
Loss for the year	$(137,972)	$-	$(137,972)

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006
US Funds
(unaudited)

10.	Non-Cash Transactions

The following is a schedule of non-cash investing and financing transactions:

	For the Six	For the Six	From Incorporation
	Months Ended	Months Ended	(May 2, 2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Shares issued for acquisition of Coloured
Industry Limited	$-	$-	$29,565
Shares issued to related party for debt	$-	$-	$206,722
Shares issued for consulting services	$-	$1,561	$6,816
Shares issued to unrelated parties for debt	$88,934	$-	$88,934
Shares issued for intellectual property	$3,000,000	$-	$3,000,000

Acquisition of assets and liabilities of Emcor
Holdings Inc.:
Due from Coloured Industry Limited	$-	$-	$30,492
Accrued liabilities	$-	$-	$12,635
Interest accrual	$-	$-	$505
Promissory notes payable	$-	$-	$85,000

COLOURED (US) INC.

(Doing Business as CI Mobile Gaming)

 (Formerly Emcor Holdings Inc.)

 (A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

US FUNDS

Report of Independent Registered Public Accounting Firm

To the Stockholders of Coloured (US) Inc.:

We have audited the accompanying consolidated balance sheets of Coloured (US) Inc. (formerly Emcor Holdings Inc.) (the “Company”) as at September 30, 2005 and 2004 and the related consolidated statements of changes in stockholders’ deficiency, operations and cash flows for each of the periods ended September 30, 2005 and 2004 and from incorporation (May 2, 2003) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as at September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the periods ended September 30, 2005 and 2004 and from incorporation (May 2, 2003) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
October 28, 2005, except as to Note 11, which is as at February 28, 2006	CHARTERED ACCOUNTANTS

Coloured (US) Inc.	Statement 1
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Consolidated Balance Sheets
US Funds

	September 30,	September 30,
ASSETS	2005	2004
Current
Cash	$102,725	$23,606
Accounts Receivable	-	1,513
Prepaid expenses	-	2,068
	102,725	27,187

Rights and Technology (Note 3)	23,469	9,035
	$126,194	$36,222

LIABILITIES
Current
Accounts payable	$244	$-
Accrued liabilities	54,979	25,723
Accrued interest (Note 5)	505	-
Promissory note payable (Note 5)	85,000	-
Due to related parties (Note 8)	33,959	4,549
	174,687	30,272
Loan Payable to Related Party (Note 6)	-	150,110
	174,687	180,382
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 17,677,660 (2004 – 5,280,299)
- Statement 2 (Note 7)	17,678	5,281
Additional paid-in capital - Statement 2 (Note 7)	238,997	11,238
Preferred stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Loss - Statement 2	(9,083)	(2,566)
Deficit – Accumulated during the development stage – Statement 2	(296,085)	(158,113)
	(48,493)	(144,160)
	$126,194	$36,222

- See Accompanying Notes -

Coloured (US) Inc.	Statement 2
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders'
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency

Shares issued for cash at $0.33
per share - May 2, 2003	6	$1	$1	$-	$-	$2
Loss for the period	-	-	-	(13,421)	-	(13,421)
Foreign currency translation
adjustment	-	-	-	-	(391)	(391)

Balance - September 30, 2003	6	1	1	(13,421)	(391)	(13,810)
Stock split – April 30, 2004	569	-	-	-	-	-
Shares issued for cash at $0.003
per share – December 22, 2003	2,874,365	2,875	6,018	-	-	8,893
Shares issued for cash at $0.003
per share – April 30, 2004	1,466,220	1,466	3,211	-	-	4,677
Shares issued for consulting at
$0.003 per share – August 26,
2004	939,139	939	2,008	-	-	2,947
Loss for the period	-	-	-	(144,692)	-	(144,692)
Foreign currency translation
adjustment	-	-	-	-	(2,175)	(2,175)

Balance - September 30, 2004	5,280,299	5,281	11,238	(158,113)	(2,566)	(144,160)
Shares issued for consulting at
$0.003 per share – November 17,
2004	234,790	235	545	-	-	780
Shares issued for consulting at
$0.003 per share – March 9,
2005	234,791	235	545	-	-	780
Shares issued for consulting at
$0.033 per share – April 26, 2005	68,999	68	2,241	-	-	2,309
Shares issued for debt at $0.033
per share – April 26, 2005	6,181,121	6,181	200,541	-	-	206,722
Loss for the period	-	-	-	(137,972)	-	(137,972)
Foreign currency translation
adjustment	-	-	-	-	(6,517)	(6,517)

Balance - September 30, 2005
- Issued before acquisition	12,000,000	12,000	215,110	(296,085)	(9,083)	(78,058)
Acquisition of Coloured Industry
Limited
- Recapitalization - September 30,
2005 (Note 1)	5,677,660	5,678	23,887	-	-	29,565

Balance - September 30, 2005
- Issued post acquisition	17,677,660	$17,678	$238,997	$(296,085)	$(9,083)	$(48,493)

- See Accompanying Notes -

Coloured (US) Inc.	Statement 3
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Consolidated Statements of Operations
US Funds

			Cumulative
			From
			Incorporation
	For the	For the	(May 2, 2003)
	Year Ended	Year Ended	to
	September 30,	September 30,	September 30,
	2005	2004	2005
General and Administrative Expenses
Salaries and wages	$45,373	$49,448	$102,296
Accounting and auditing	36,819	34,280	73,558
Consulting fees	26,497	34,800	61,297
Information technology	11,839	3,998	16,370
Rent	6,824	13,536	21,960
Amortization	4,934	-	4,934
Travel	2,382	2,624	6,248
Office and miscellaneous	1,660	3,306	5,094
Legal	925	-	925
Advertising	-	1,890	1,890
Total General and Administrative Expenses	137,253	143,882	294,572
Loss from Operations	(137,253)	(143,882)	(294,572)
Other Income (Expense)
Interest expense	(933)	(810)	(1,727)
Miscellaneous income	214	-	214
Loss for the Period	$(137,972)	$(144,692)	$(296,085)

Loss per Share – Basic and Diluted	$(0.02)	$(0.05)

Weighted Average Shares Outstanding	8,328,351	2,933,854

Comprehensive Loss
Loss for the period	$(137,972)	$(144,692)	$(296,085)
Foreign currency translation adjustment	(6,517)	(2,175)	(9,083)
Total Comprehensive Loss for the Period	$(144,489)	$(146,867)	$(305,168)

Comprehensive Loss per Share	$(0.02)	$(0.05)

- See Accompanying Notes -

Coloured (US) Inc.	Statement 4
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Consolidated Statements of Cash Flows
US Funds

			Cumulative
			From
			Incorporation
	For the	For the	(May 2, 2003)
	Year Ended	Year Ended	to
	September 30,	September 30,	September 30,
	2005	2004	2005
Operating
Loss for the period	$(137,972)	$(144,692)	$(296,085)
Items not involving an outlay of cash:
Amortization	4,934	-	4,934
Shares for consulting services	3,869	2,947	6,816
Changes in non-cash working capital items:
Accounts receivable	1,513	(1,051)	-
Prepaids	2,068	(2,068)	-
Accounts payable	244	-	244
Accrued liabilities	16,621	23,322	42,344
	(108,723)	(121,542)	(241,747)
Investing
Acquisition of rights and technology	(19,368)	(9,035)	(28,403)
Cash acquired on purchase of Emcor Holdings
Inc.	127,705	-	127,705
	108,337	(9,035)	99,302
Financing
Amounts due to related parties	29,410	(745)	33,959
Loan from related party	56,612	100,121	206,722
Share issuances for cash	-	13,570	13,572
	86,022	112,946	254,253

Effect of exchange rate changes on cash	(6,517)	(2,175)	(9,083)

Net Increase (Decrease) in Cash	79,119	(19,806)	102,725
Cash - Beginning of period	23,606	43,412	-
Cash - End of Period	$102,725	$23,606	$102,725

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$-

- See Accompanying Notes -

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern

Organization

Emcor Holdings Inc. (the “Company” or "Emcor") was incorporated on April 5, 2005 under the laws of the State of Nevada. On December 8, 2005, the Company changed its name to Coloured (US) Inc.

By letter of intent dated April 18, 2005 and Share Exchange Agreement ("Agreement") dated May 23, 2005, amended on June 30, 2005 with Coloured Industry Limited ("Coloured"), a United Kingdom corporation, wherein Emcor agreed to issue to the shareholders of Coloured 12,000,000 Emcor shares in exchange for the 2,087,000 shares that constituted all the issued and outstanding shares of Coloured. On September 30, 2005, Coloured completed the reverse acquisition (“RTO”) under the Agreement with Emcor. Immediately before the date of the RTO, Emcor had 100,000,000 shares authorized and 5,677,660 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,087,000 issued and outstanding shares of common stock of Coloured were exchanged for 12,000,000 Emcor shares on an approximately 5.75 to 1 basis.

Immediately after the RTO, the management of Coloured took control of the board and officer positions of Emcor, constituting a change of control. Because the former owners of Coloured gained control of Emcor, the transaction would normally have been considered a purchase by Coloured. However, since Emcor was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Coloured and the issuance of stock by Coloured (represented by the outstanding shares of Emcor) for the assets and liabilities of Emcor. The value of the net assets of Emcor acquired by Coloured is the same as their historical book value, being $29,565. At the date of the acquisition, the balance sheet of Emcor was as follows:

Cash	$97,213
Due from Coloured	30,492
Total Assets	$127,705

Accrued liabilities	$12,635
Accrued interest	505
Promissory note payable	85,000
Total Liabilities	$98,140

Net Assets	$29,565

Coloured was incorporated May 2, 2003 and is a technology and marketing company, headquartered in London, England. The major assets of Coloured are the license to market the Colour Industry Technology (Note 11b) and Mobile Warrior Technology (Note 11d).

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern – Continued

The Company is a marketer and developer of electronic mobile entertainment services. The Company currently has an agreement for the sale of certain electronic mobile entertainment services for both the private and public sectors.

The Company is targeting owners of mobile phones world-wide, typically in the age range of 14 – 25 years and intends to market its services via a two-channel strategy: the “Direct Users Strategy” and the “Partnership/Re-seller Strategy.” Under the direct users strategy the technology is offered to corporate clients with a customer base of mobile phone owners covering such operations as portals, media houses and TV channels. The partnership/re-seller strategy is focused on establishing a world-wide distribution network through agents who promote the electronic services utilising operators in their local markets. The objective of employing these strategies is to utilise channels that have the ability to reach high volumes of end customers.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at September 30, 2005, the Company has a loss from operations of $137,972, an accumulated deficit of $296,085 and has incurred an accumulated operating cash flow deficit of $241,747 since incorporation. The Company intends to continue funding operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next fiscal year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Basis of Consolidation

These consolidated financial statements include the accounts of Coloured Industry Limited since its incorporation on May 2, 2003 and Coloured (US) Inc. since the reverse acquisition on September 30, 2005 (Note 1). All intercompany balances and transactions have been eliminated.

	b)	Fiscal Period

The Company’s fiscal year ends on September 30.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	g)	Intellectual Property

The Company accounts for intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, goodwill and other intangible assets with indefinite lives are not amortized. Instead, each of these assets is tested, in the absence of an indicator of possible impairment, at least annually, and upon an indicator of possible impairment, immediately.

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	h)	Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

	i)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	j)	Foreign Currency Translations

The Company’s functional currency is pounds sterling ("GBP"). The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date,
ii)	Equity at historical rates, and
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity (deficiency) as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

k)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in general and administrative expenses in the accompanying statements of operations.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	l)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs.”

	m)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	n)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and amounts due to related parties. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	o)	Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties and promissory note payable. The Company’s existence and survival presently depends on its on maintaining a good standing of its licence to the intellectual property (Note 4).

	p)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	q)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information,” changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Western Europe and United States (Note 9).

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	r)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	s)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	t)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005 and 2004. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	u)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity (deficiency) at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	v)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed."

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized software costs, if any, will be reflected as rights and technology on the balance sheet.

	w)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current period-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

	x)	Recently Adopted Accounting Standards

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets,” an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non- monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non- monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	x)	Recently Adopted Accounting Standards – Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93- 6, “Employers’ Accounting for Employee Stock Ownership Plans.”

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4.” This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

3.	Rights and Technology

By option agreement dated May 25, 2004 and amended November 8, 2004, the Company acquired a software licence for the mobile platform known as ARTE. Consideration was $28,403 (GBP16,000) of which $19,368 (GBP11,000) was paid during the year and $9,035 (GBP5,000) was paid in the prior year. The Company amortizes the software on a straight-line basis over the estimated useful life of three years as follows:

			Net Book	Net Book
		Accumulated	Value	Value
	Cost	Amortization	2005	2004

Rights and Technology	$28,403	$4,934	$23,469	$9,035

4.	Agency Exploitation Agreements

a)

By agency exploitation agreement dated August 6, 2003, between the Company and the major shareholder of the Company, the Company is allowed to use, deal with and exploit the intellectual property rights to use five text message based (SMS) software applications. Subsequent to year- end the Company purchased the intellectual property (Note 11b) and the agency exploitation agreement was cancelled (Note 11c).

b)

By letter of assignment of the agency exploitation agreement dated September 20, 2004 between the Company and a third party, the Company can exploit a technology that provides a location based mobile role-playing game using a SMS (Short Messaging Service). Subsequent to year-end, the Company purchased the intellectual property from a third party (Note 11d) and the assignment of agency exploitation agreement was cancelled (Note 11e).

5.	Promissory Notes Payable

During the current year, the Company received $85,000 in cash by issuing a promissory note to an unrelated third party. Subsequent to year-end, the Company received $1,000 in cash by issuing a promissory note to an unrelated third party. These notes bear interest at the US bank prime rate and the notes and interests are payable on demand. As at September 30, 2005, there was $505 of accrued interest recorded in these financial statements.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

6.	Loan Payable to Related Party

By agreement dated October 8, 2003, the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $199,572 (GBP120,000). The facility was available in tranches of $49,893 (GBP30,000) every three months. The facility was to be paid, including all interest by August 1, 2006 and bore interest, from eighteen months after the date of the agreement, at 6% per annum above the Svenska Handelsbanken PLC base rate or 10% per annum, whichever is greater. During the first eighteen months from the date of the agreement, the loan is interest free. As security, the shareholder had a first charge debenture agreement for all Company assets.

By agreement dated April 26, 2005, the Company settled the full amount of the loan from the majority shareholder with the issuance of 6,181,121 common shares. The loan facility was cancelled at that time.

7.	Capital Stock

a)

The number of shares outstanding and presented in these financial statements relating to share transactions taking place prior to September 30, 2005 has been restated to reflect the approximately 5.75 to 1 ratio based upon the 12,000,000 Emcor shares issued on September 30, 2005 to acquire the 2,087,000 shares of Coloured Industry Limited.

	b)	In the year of incorporation, the Company issued 6 shares of common stock for total cash consideration of $2.

	c)	On April 30, 2004, the Company split its stock on a 100 new for 1 old basis.

	d)	During the year ended September 30, 2004 the Company issued 4,340,585 of common stock for a total cash consideration of $13,570.

e)

During the current year, the Company issued 469,581 (2004 – 939,139) of common stock to the Managing Director for consulting and employment services (Note 8b). The shares were recorded, at $1,560 (2004 - $2,947), being the fair value at the time of the issuance.

f)

During the current year, the Company issued 57,499 (2004 – Nil) of common stock to an unrelated party for six months of public relation services. The shares were recorded at $1,923, being fair value at the time of the issuance.

g)

During the current year, the Company issued 5,750 (2004 – Nil) of common stock to an unrelated party for six months of consulting services. The shares were recorded at $193, being fair value at the time of issuance.

	h)	During the current year, the Company issued 5,750 (2004 – Nil) of common stock to an unrelated party for consulting services. The shares were recorded at $193, being fair value at the time of issuance

	i)	By agreement dated April 26, 2005, the Company issued 6,181,121 common shares in full settlement of $206,722 of debt owed to the majority shareholder (Note 6).

	j)	There were no warrants or stock options granted during the current period and none were outstanding as at September 30, 2005 and 2004.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

8.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

a)

The amounts due to related parties of $33,959 (2004 - $4,549) are non-interest bearing and due on demand. Included in due to related parties are $24,405 (2004 - $2,698) owing to a corporate shareholder, $87 (2004 - $1,851) owing to the Managing Director, and $6,823 (2004 - $Nil) and $2,644 (2004 - $Nil) owing to two separate companies with directors in common with a corporate shareholder of the Company.

b)

By employment agreement dated August 15, 2003 and amended July 20, 2004, the Company agreed to pay to the Managing Director $38,450 (GBP24,000) per annum plus 234,785 shares every three months to a maximum of 1,408,721 common shares. When the Company accepted a take- over offer, the balance of the 1,408,721 shares were issued. During the current year, $42,115 (2004 - $43,606) was paid to the Managing Director, of which $40,555 (2004 - $40,659) was in cash and $1,560 (2004 - $2,947) was in share consideration (Note 7e).

c)	During the current year the Company paid or accrued the following fees:

i)	$3,700 (2004 - $2,678) for accounting; $925 (2004 - $Nil) for legal and $Nil (2004 - $1,785) for salaries and wages to a company that is a shareholder of the Company; and

ii)	$2,775 (2004 - $Nil) for rent to a company with a director in common with a corporate shareholder of the Company.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

9.	Segmented Information

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$28,981	$97,213	$126,194
Revenue	$-	$-	$-
Loss for the year	$(137,972)	$-	$(137,972)

Details on a geographic basis as at September 30, 2004 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$36,222	$-	$36,222
Revenue	$-	$-	$-
Loss for the year	$(144,692)	$-	$(144,692)

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

10.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $296,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $49,800, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

	September 30,	September 30,
Future income tax assets:	2005	2004
Non-capital tax loss	$105,775	$47,400
Valuation allowance	(105,775)	(47,400)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

11.	Subsequent Events

a)

By agreement dated February 28, 2006, the Company entered into debt conversion agreements whereby the Company agreed to issue 344,000 common shares valued at $0.25 per share in full settlement of the $86,000 promissory notes payable plus related interests.

b)

By agreement dated January 31, 2006, the Company acquired on February 28, 2006, from its majority stockholder, the Colour Industry Technology by issuing 6,000,000 common shares. The Colour Industry Technology consists of five text message based software applications. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Colour Industry Technology by the majority stockholder. The value assigned was $1,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

	c)	On February 28, 2006, the Agency Exploitation Agreement dated August 6, 2003, between the Company and a third party licensor has been cancelled.

d)

By agreement dated January 31, 2006, the Company acquired on February 28, 2006, from an unrelated third party, the Mobile Warrior Technology by issuing 6,000,000 common shares. The Mobile Warrior Technology provides a location based mobile role-playing game using a SMS (Short Messaging Service). The value assigned to the 6,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.25 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Coloured (US) Inc.
(Doing Business as CI Mobile Gaming)
(Formerly Emcor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

11.	Subsequent Events - Continued

	e)	On February 28, 2006, the assignment of agency exploitation agreement dated September 20, 2004, between the Company and an unrelated third party has been cancelled.

12.	Non-Cash Transactions

The following is a schedule of non-cash investing and financing transactions:

			Cumulative from
	For the Year	For the Year	Incorporation
	Ended	Ended	(May 2, 2003) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Shares issued for acquisition of Coloured
Industry Limited	$29,565	$-	$29,565
Shares issued for consulting services	$3,869	$2,947	$6,816
Shares issued to related party for debt	$206,722	$-	$206,722
Acquisition of Assets and Liabilities of
Emcor Holdings Inc.:
Due from Coloured Industry Limited	$30,492	$-	$30,492
Accrued liabilities	$12,635	$-	$12,635
Accrued interest	$505	$-	$505
Promissory note payable	$85,000	$-	$85,000

EMCOR HOLDINGS INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

August 31, 2005

US FUNDS

Report of Independent Registered Public Accounting Firm

To the Stockholders of Emcor Holdings Inc.:

We have audited the accompanying interim balance sheet of Emcor Holdings Inc. (the “Company”) as at August 31, 2005 and the related interim statements of changes in stockholders’ equity, operations and cash flows from incorporation (April 5, 2005) to August 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the interim financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2005, and the results of its operations and its cash flows from incorporation (April 5, 2005) to August 31, 2005, in conformity with United States generally accepted accounting principles.

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations and had suffered a loss from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC, Canada	STALEY, OKADA & PARTNERS
November 4, 2005, except as to Note 7, which is as at February 28, 2006	CHARTERED ACCOUNTANTS

Emcor Holdings Inc.	Statement 1
(A Development Stage Company)
Interim Balance Sheet
As at August 31
US Funds

ASSETS	2005

Current
Cash	$10,873
Prepaids	16,402
Shares subscription receivable (Note 4c)	11,650
Due from Coloured Industry Limited (Note 3)	21,115
$60,040

LIABILITIES

Current
Accrued liabilities	$9,185
Due to related party (Note 5a)	100
9,285

Going Concern (Note 1)

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized: 100,000,000 common shares with $0.001 par value
5,000,000 preferred shares with $0.001 par value
Issued and allotted: 5,677,660 - Statement 2 (Note 4)	5,678
Additional paid-in capital - Statement 2	73,705
Deficit – accumulated during the development stage - Statement 2	(28,628)
50,755
$60,040

- See Accompanying Notes -

Emcor Holdings Inc.	Statement 2
(A Development Stage Company)
Interim Statement of Changes in Stockholders’ Equity
US Funds

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Shareholders’
	Shares	Amount	Capital	Stage	Equity

Founder shares issued for cash at $0.001 per share – April 8, 2005	500,000	$500	$-	$-	$500

Shares issued for cash at $0.001 per share – May 31, 2005	4,500,000	4,500	40,500	-	45,000
Loss for the period	-	-	-	(28,628)	(28,628)

Balance – August 31, 2005 – Issued	5,000,000	5,000	40,500	(28,628)	16,872

Shares allotted for cash at $0.05 per share	677,660	678	33,205	-	33,883

Balance – August 31, 2005 – Issued and allotted	5,677,660	$5,678	$73,705	$(28,628)	$50,755

- See Accompanying Notes -

Emcor Holdings Inc.	Statement 3
(A Development Stage Company)
Interim Statement of Operations
US Funds

From
Incorporation
(April 5, 2005)
to August 31,
2005
General and Administrative Expenses
Audit and accounting fees	$22,261
Legal fees	5,000
Bank charges	745
Foreign exchange loss	622
Loss for the Period	$(28,628)

Loss per Share - Basic and Diluted	$(0.01)

Weighted Average Shares Outstanding	3,317,568

- See Accompanying Notes -

Emcor Holdings Inc.	Statement 4
(A Development Stage Company)
Interim Statement of Cash Flows
US Funds

From
Incorporation
(April 5, 2005)
to August 31,
2005
Operating
Loss for the period	$(28,628)
Changes in non-cash working capital items:
Prepaids	(16,402)
Accrued liabilities	9,185
(35,845)

Financing
Due to related party	100
Due from Coloured Industry Limited	(21,115)
Share issuances and allotments	67,733
46,718

Net Increase in Cash	10,873
Cash - Beginning of period	-
Cash - End of Period	$10,873

Interest paid	$-
Income taxes paid	$-

- See Accompanying Notes -

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

1.	Organization and Going Concern

Organization

Emcor Holdings Inc. (the “Company” or "Emcor") was incorporated on April 5, 2005 under the laws of the State of Nevada. Effective September 30, 2005, the Company completed the acquisition of a business engaged in the technology area (Note 7a). On December 8, 2005, the Company changed its name to Coloured (US) Inc.

Going Concern and Liquidity Considerations

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at August 31, 2005, the Company has a loss from operations and an accumulated deficit of $28,628 and has incurred an accumulated operating cash flow deficit of $35,845 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

2.	Significant Accounting Policies – Continued

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	f)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	g)	Foreign Currency Translations

The Company’s functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	Equity at historical rates; and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

2.	Significant Accounting Policies – Continued

	h)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	i)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, shares subscription receivable, amounts due from Coloured Industry Limited, accounts payable and amounts due to related party. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

	j)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	k)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standard (“SFAS”) No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of FASB Statement No. 123,” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25." This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

2.	Significant Accounting Policies – Continued

	l)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	m)	Loss per Share

The Company computes net loss per common share using SFAS No. 128, "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at August 31, 2005. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	n)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	o)	Recently Adopted Accounting Standards

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements—an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of the SFAS 154 will have a significant impact on its results of operations.

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recently Adopted Accounting Standards - Continued

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets,” an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment.” SFAS 123R is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.” SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

2.	Significant Accounting Policies – Continued

	o)	Recently Adopted Accounting Standards - Continued

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4.” This statement is effective for fiscal years beginning after June 15, 2005; therefore, it will become effective for the Company beginning October 1, 2005. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs, and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

3.	Due from Coloured Industry Limited

The amount due from Coloured Industry Limited ("Coloured"), a United Kingdom corporation, of $21,115 is non-interest bearing, unsecured and due on demand. Coloured became a related party effective September 30, 2005 as a result of the reverse acquisition (Note 7a).

4.	Capital Stock

	a)	During the period, 500,000 common shares were issued as founder’s shares for total cash proceeds of $500.

b)

During the period, 4,500,000 common shares were issued and 677,660 common shares were allotted for total cash proceeds of $78,913. The 677,660 allotted common shares were subsequently issued on September 30, 2005.

	c)	Cash of $11,650 in relation to shares subscription receivable, as at August 31, 2005, was received subsequent to period end.

There were no common stock purchase options or warrants outstanding as at August 31, 2005.

5.	Related Party Balances and Transactions

Related party transactions not disclosed elsewhere in these financial statements are as follows:

	a)	The Company’s director loaned $100 as the initial deposit to open the Company’s bank account.

	b)	During the period, the Company issued 500,000 founder shares to a director of the Company for cash proceeds of $500 (Note 4a).

There were no other related party transactions during the period.

The above transactions, occurring in the normal course of operations, are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

6.	Income taxes

The Company has incurred a non-capital loss for tax purposes of approximately $28,000, which may be carried forward until 2025 and used to reduce taxable income of future years. The potential future tax benefits of this loss have not been recognized in these financial statements due to the uncertainty of its realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not”, a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Details of future income tax assets:

	Amounts	Tax Rate	Tax Effect
Non-capital tax losses	$28,000	34%	$9,520
Valuation allowance	(28,000)	34%	(9,520)
	$-		$-

7.	Subsequent Events

a)

On September 30, 2005, Coloured completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with Emcor. Immediately before the date of the RTO, Emcor had 100,000,000 shares authorized and 5,677,660 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,087,000 issued and outstanding shares of common stock of Coloured were exchanged for 12,000,000 Emcor shares on an approximate 5.75 to 1 basis.

Immediately after the RTO, the management of Coloured took control of the board and officer positions of Emcor, constituting a change of control. Because the former owners of Coloured gained control of Emcor, the transaction would normally have been considered a purchase by Coloured. However, since Emcor was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of Coloured and the issuance of stock by Coloured (represented by the outstanding shares of Emcor) for the assets and liabilities of Emcor. The value of the net assets of Emcor acquired by Coloured is the same as their historical book value, being $29,565. At the date of the acquisition, the balance sheet of Emcor was as follows:

Cash	$97,213
Due from Coloured	30,492
Total Assets	$127,705
Accrued liabilities	$12,635
Accrued interest	505
Promissory notes payable	85,000
Total Liabilities	$98,140
Net Assets	$29,565

Emcor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
August 31, 2005
US Funds

7.	Subsequent Events - Continued

b)

By agreement dated February 28, 2006, the Company entered into debt conversion agreements whereby the Company agreed to issue to unrelated third parties 344,000 common shares valued at $0.25 per share in full settlement of the $86,000 promissory notes plus related interests.

c)

By agreement dated January 31, 2006, the Company acquired on February 28, 2006, from its majority stockholder, the Colour Industry Technology by issuing 6,000,000 common shares. The Colour Industry Technology consists of five text message based software applications. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Colour Industry Technology by the majority stockholder. The value assigned was $1,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

	d)	On February 28, 2006, the Agency Exploitation Agreement dated August 6, 2003, between the Company and a third party licensor has been cancelled.

e)

By agreement dated January 31, 2006, the Company acquired on February 28, 2006, from an unrelated third party, the Mobile Warrior Technology by issuing 6,000,000 common shares. The Mobile Warrior Technology provides a location based mobile role-playing game using a SMS (Short Messaging Service). The value assigned to the 6,000,000 common shares was $1,500,000 being equal to the most recent share transaction of the Company of $0.25 per share. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

	f)	On February 28, 2006, the assignment of agency exploitation agreement dated September 20, 2004, between the Company and an unrelated third party has been cancelled.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles of incorporation and our by-laws.

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	Is not liable pursuant to NRS 78.138; or

(b)

Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	Is not liable pursuant to NRS 78.138; or

	(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

3.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

OUR ARTICLES OF INCORPORATION

Our Articles of Incorporation do not limit the automatic director immunity from liability under the NRS.

Our Articles of Incorporation further provide that, to the fullest extent permitted by NRS 78, a director or officer of our company will not be personally liable to our company or our stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a)	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of distributions in violation of NRS 78.300, as amended.

Our Articles of Incorporation further provide that:

1.           we will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of our company) by reason of the fact that he or she is or was a director of our company or is or was serving as a director, officer, employee or agent of another entity at the request of our company or any predecessor of our company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding; and

2.           we will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding for which he or she is indemnified by our company, in advance of the final disposition of such proceeding; provided that our company has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

OUR BY-LAWS

Our by-laws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our board of directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the by-laws.

Our by-laws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our by-laws or otherwise.

Our by-laws provide that no advance shall be made by us to an officer of our company, except by reason of the fact that such officer is or was a director of our company in which event this restriction shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of our company.

OPINION OF THE SECURITIES AND EXCHANGE COMMISSION

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a list of the expenses to be incurred by our company in connection with the preparation and filing of this Registration Statement. All amounts shown are estimates except for the SEC registration fee:

Securities and Exchange Commission registration fee	$303

Accounting fees and expenses	$5,000

Legal fees and expenses	$32,000

Transfer agent and registrar fees	$1,000

Fees and expenses for qualification under state securities laws	$697

Miscellaneous (including Edgar filing fees)	$1,000

Total	$40,000

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage or underwriting discounts or commissions paid by the selling stockholders to broker-dealers in connection with the sale of their shares.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 500,000 shares of our common stock at a price of $0.001 per share to Sharon Cocker, our initial director and officer, on April 8, 2005, for total proceeds of $500. We completed this offering pursuant to Section 4(2) of the Securities Act. Sharon Cocker, as our sole officer and director, was in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to Sharon Cocker. The 500,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

We completed an offering of 4,500,000 shares of our common stock at a price of $0.01 per share to a total of six purchasers on May 31, 2005. The total proceeds from this offering were $45,000. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued 12,000,000 shares of our common stock to the former stockholders of Coloured UK, including CII, Outlander and Lars Brannvall, on September 30, 2005, being the closing date of our acquisition of Coloured UK. We completed this offering pursuant to Section 4(2) of the Securities Act. Each of the stockholders of Coloured UK was in possession of sufficient information about us to make an informed investment decision. Each stockholder further represented their intention to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to the stockholders of Coloured UK. CII subsequently transferred 4,175,000 shares to five of the selling shareholders named herein in private transactions, namely Andrés Fernando Ribón, Luz Patricia Galeano, Silvia Maria Hernandez, Yejin Lee and Juhyun Kim. These shares were transferred in “offshore transactions” in accordance with Rule 903 of Regulation S and each selling shareholder executed an investment agreement in favour of us and CII wherein they made various agreements, including the agreement that the shares were “restricted securities” and could not be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. The 12,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuance of shares to the stockholders of Coloured UK was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. Each stockholder represented to us that the stockholder was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person.

We completed an offering of 677,660 shares of our common stock at a price of $0.05 per share to a total of 40 purchasers on September 30, 2005. The total proceeds from this offering were $33,883. The closing of this offering was completed concurrently with our acquisition of Coloured UK from the stockholders of Coloured UK. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We issued an aggregate of 12,000,000 shares of our common stock to CII and ABS Capital on February 28, 2006, being the closing date of our acquisition of our six mobile games from CII and ABS Capital. We completed these offerings pursuant to Section 4(2) of the Securities Act. CII was our largest shareholder at the time of the acquisitions and both CII and ABS Capital were in possession of sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to CII or ABS Capital. The 12,000,000 shares of common stock are restricted shares, as defined in the Securities Act, and have been endorsed with a legend confirming that the shares cannot be resold or transferred unless registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. In addition, the issuances of shares to both CII and ABS Capital were completed as “offshore transactions”, as defined in Rule 902(h) of Regulation S, in which we did not engage in any directed selling efforts, as defined in Regulation S. CII and ABS Capital represented to us that neither were U.S. persons, as defined in Regulation S, and neither were acquiring shares for the account or benefit of a U.S. Person. Concurrent with the completion of this issuances, CII transferred 6,000,000 shares of our common stock to The Coloured Industry Technology Partnership 2 LLP as part of its arrangement to re-acquire five of the six mobile games from The Coloured Technology Partnership 2 LLP. At this same time, ABS Capital transferred its 6,000,000 shares of our common stock to The Mobile Warrior Technology Partnership LLP as part of its own arrangement to re-acquire the sixth mobile game from The Mobile

Warrior Technology Partnership LLP. Each transfer of shares was completed in reliance of Rule 903 of Regulation S of the Securities Act.

We issued a total of 344,000 shares of our common stock at a price of $0.25 per share in full settlement of the outstanding loans of $86,000 to two investors. The transaction has completed concurrently with our acquisition of the mobile games technology from CII and ABS Capital. We completed these transactions pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) each investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. Each investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each creditor in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 202,000 shares of our common stock at a price of $0.25 per share to one purchaser on March 13, 2006. The total proceeds from this offering were $50,500. We completed this offering pursuant to Rule 903(a) and (b)(3) of Regulation S of the Act. Each sale of shares was completed as an “offshore transaction”, as defined in Rule 902(h) of Regulation S, on the basis that: (i) the investor was outside of the United States at the time the offer to purchase the shares was made; and (ii) at the time the subscription agreement for the shares was executed, the investor was outside of the United States or we had a reasonable belief that the investor was outside of the United States. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States. The investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. Person. The investor represented its intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends have been affixed to the stock certificate issued to each purchaser in accordance with Regulation S confirming that the shares cannot be resold or transferred other than pursuant to Regulation S, registration under the Securities Act or an exemption from the registration requirements of the Securities Act. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS

Exhibit
Number	Description of Exhibit

3.1(1)	Articles of Incorporation

3.2(1)	Certificate of Amendment to Articles of Incorporation

3.3(1)	By-Laws

5.1(1)	Opinion of Lang Michener LLP, with consent to use, regarding the legality of the securities being registered

10.1(1)	Agency Exploitation Agreement dated March 31, 2003, between The Mobile Warrior Technology Partnership LLP and LDC Network Limited

10.2(1)	Letter Agreement dated effective April 2, 2004, between LDC Network Limited and Coloured UK

10.3(1)	Agency Exploitation Agreement dated August 6, 2003, between The Coloured Industry Technology Partnership and Coloured UK

10.4(1)	Employment Agreement between Coloured UK and Lars Brannvall dated August 6, 2003

10.5(1)	Loan Agreement dated October 8, 2003, between Coloured UK and CII

10.6(1)	Debt Settlement Agreement dated April 26, 2005, between Coloured UK and CII

10.7(1)	Share Exchange Agreement dated May 23, 2005, as amended, among Emcor Holdings Inc., Coloured UK and the stockholders of Coloured UK

10.8(1)	Asset Purchase Agreement dated January 31, 2006, between Coloured (US) Inc. and CII (Coloured Mobile Games)

10.9(1)	Asset Purchase Agreement dated January 31, 2006, between Coloured (US) Inc. and ABS Capital (Mobile Warrior Game)

10.10(1)	Debt Conversion Agreement dated February 28, 2006, between Emcor Holdings Inc. and CISA Holdings APS

10.11(1)	Debt Conversion Agreement dated February 28, 2006, between Emcor Holdings Inc. and Dan Simmons

10.12(1)	Termination and Release Agreement dated February 28, 2006, among Coloured UK and the Coloured Industry Technology Partnership LLP

10.13(1)	Termination and Release Agreement dated February 28, 2006, among Coloured UK and The Mobile Warrior Technology Partnership LLP

10.14(1)	Debenture Agreement dated October 8, 2003 between Coloured UK and CII evidencing The indebtedness of Coloured UK under the Loan Agreement

10.15(1)	Service Agreement dated August 4, 2004, between Coloured UK and Outlander Management

10.16(1)	Reseller Agreement dated February 19, 2004, between Coloured UK and Mtertainment Korea covering the territory of Asia, with exclusivity in Singapore

10.17(1)	Reseller Agreement dated February 20, 2004, between Coloured UK and Tele- Publishing UK Ltd. (also known as G8wave) covering the territory of the United Kingdom

Exhibit
Number	Description of Exhibit

10.18(1)	Worldwide Reseller Agreement dated February 20, 2004, between Coloured UK and Mocondi Ltd.

10.19(1)	Reseller Agreement dated March 13, 2004, between Coloured UK and Mobiletones Asia Pte Ltd. covering the territory of Asia, excluding Singapore

10.20(1)	Reseller Agreement dated March 10, 2005, between Coloured UK and Net People International Inc. covering the territory of Latin America (South & Central America), Mexico and the Caribbean

10.21(1)	Reseller Agreement dated April 19, 2004, between Coloured UK and Mobilkraft covering the territory of Sweden

10.22(1)	Reseller Agreement dated September 27, 2004, between Coloured UK and Nostromo ICT covering the territory of the Czech Republic

10.23(1)	Reseller Agreement dated November 25, 2004, between Coloured UK and Voicelock Ltd. (also known as Trust5) covering the territory of the United Kingdom and Ireland

10.24(1)	Worldwide Reseller Agreement dated December 12, 2004, between Coloured UK and Tracebit Ltd

10.25(1)	Reseller Agreement dated December 22, 2004, between Coloured UK and Mobile Minds covering the territory of Hungary, Slovakia, Czech Republic and Pakistan

10.26(1)	Reseller Agreement dated February 3, 2005, between Coloured UK and iTech Solutions India PVT Ltd covering the territory of India and the Indian Subcontinent

10.27(1)	Subscription agreement between the Company and Sharon Cocker dated April 8, 2005 relating to the Company’s private offering of 500,000 shares

10.28(1)	Form of subscription agreement relating to the Company's May 31, 2005 private offering of 4,500,000 common shares at $0.01 per share

10.29(1)	Administration Agreement dated July 1, 2005 between Coloured UK and Azuracle Limited

10.30(1)	Closing Agreement dated September 30, 2005 amongst Emcor Holdings Inc., and the shareholders of Coloured UK

10.31(1)	Form of subscription agreement and amendment agreement relating to the Company’s September 30, 2005 private offering of 677,660 common shares at $0.05 per share

10.32(1)	Form of subscription agreement relating to the Company’s March 13, 2006 private offering of 202,000 common shares at $0.25 per share

23.1(2)	Consent of Independent Registered Public Accounting Firm

23.2(1)	Consent of Counsel (Included in Exhibit 5.1)

(1)	Filed as an exhibit to the original registration statement on Form SB-2 filed with the Securities and Exchange Commission on April 24, 2006.
(2)	Filed as an exhibit to this Amendment No. 1 to registration statement on Form SB-2.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)	To include any material information with respect to the plan of distribution,

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934.

2.            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.            To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.            That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England on June 7, 2006.

COLOURED (US) INC.

By:	/s/ Lars Brannvall
Lars Brannvall
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lars Brannvall, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer,
	Chief Financial Officer and Director	June 7, 2006
(Principal Executive Officer, Principal
/s/ Lars Brannvall	Financial Officer and Principal
Lars Brannvall	Accounting Officer)